                                                                    Exhibit 10.1

================================================================================

                                  $125,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                 April 25, 2002

                                      among

                            APOGEE ENTERPRISES, INC.

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO

                                       and

                              THE BANK OF NEW YORK,

                            as Administrative Agent,
                           Letter of Credit Issuer and
                                Swing Line Lender

                         ______________________________

                         U.S. BANK NATIONAL ASSOCIATION
                          HARRIS TRUST AND SAVINGS BANK
                               JPMORGAN CHASE BANK
                              Co-Syndication Agents
                           Co-Documentation Agents and
                                     Lenders

                              ____________________

                            BNY CAPITAL MARKETS, INC.
                       Sole Lead Arranger and Book Manager

                         ______________________________

                                  COMERICA BANK
                     NATIONAL CITY BANK OF MICHIGAN/ILLINOIS
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                     Lenders

================================================================================


                                TABLE OF CONTENTS

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ARTICLE I

Definitions ....................................................................     1
        Section 1.01  Definitions. .............................................     1

ARTICLE II

The Credit Facility ............................................................    15
        Section 2.01  Revolving Credit Loans; Borrowing Procedure ..............    15
        Section 2.02  Swing Line Loans; Borrowing Procedure ....................    16
        Section 2.03  Termination and Reduction of Commitments .................    17
        Section 2.04  Repayment ................................................    18
        Section 2.05  Prepayment ...............................................    18
        Section 2.06  Letters of Credit. .......................................    19
        Section 2.07  Total Commitment Increase ................................    21
        Section 2.08  Termination of Existing Facility .........................    22

ARTICLE III

Interest and Fees ..............................................................    23
        Section 3.01  Interest Rate Determination; Conversion ..................    23
        Section 3.02  Interest on ABR Loans ....................................    23
        Section 3.03  Interest on Eurodollar Loans .............................    23
        Section 3.04  Interest on Overdue Amounts ..............................    24
        Section 3.05  Day Counts ...............................................    24
        Section 3.06  Maximum Interest Rate ....................................    25
        Section 3.07  Fees. ....................................................    25

ARTICLE IV

Disbursement and Payment .......................................................    26
        Section 4.01  Disbursement .............................................    26
        Section 4.02  Method and Time of Payments; Sharing among Lenders .......    27
        Section 4.03  Compensation for Losses ..................................    28
        Section 4.04  Withholding and Additional Costs. ........................    28
        Section 4.05  Impracticability .........................................    31
        Section 4.06  Expenses; Indemnity ......................................    31
        Section 4.07  Replacement of Lenders ...................................    33
        Section 4.08  Survival .................................................    33

ARTICLE V

Representations and Warranties .................................................    33
        Section 5.01  Representations and Warranties ...........................    33
        Section 5.02  Survival .................................................    37
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ARTICLE VI

Conditions Precedent ...........................................................    38
        Section 6.01  Conditions to the Availability of the Commitments ........    38
        Section 6.02  Conditions to All Loans ..................................    40
        Section 6.03  Satisfaction of Conditions Precedent .....................    40

ARTICLE VII

Covenants ......................................................................    40
        Section 7.01  Affirmative Covenants ....................................    40
        Section 7.02  Negative Covenants .......................................    45
        Section 7.03  Financial Covenants ......................................    52

ARTICLE VIII

Events of Default ..............................................................    53
        Section 8.01  Events of Default ........................................    53

ARTICLE IX

The Administrative Agent .......................................................    55
        Section 9.01  The Agency ...............................................    55
        Section 9.02  The Agent's Duties .......................................    56
        Section 9.03  Limitation of Liabilities ................................    56
        Section 9.04  The Administrative Agent as a Lender .....................    56
        Section 9.05  Lender Credit Decision ...................................    56
        Section 9.06  Indemnification ..........................................    57
        Section 9.07  Successor Administrative Agent ...........................    58

ARTICLE X

Evidence of Loans; Transfers ...................................................    58
        Section 10.01 Evidence of Loans ........................................    58
        Section 10.02 Participations ...........................................    59
        Section 10.03 Assignments ..............................................    59
        Section 10.04 Certain Pledges ..........................................    60

ARTICLE XI

Miscellaneous ..................................................................    60
        Section 11.01 APPLICABLE LAW ...........................................    60
        Section 11.02 WAIVER OF JURY TRIAL .....................................    60
        Section 11.03 Jurisdiction and Venue; Service of Process ...............    60
        Section 11.04 Set-off ..................................................    61
        Section 11.05 Amendments and Waivers ...................................    61
        Section 11.06 Cumulative Rights; No Waiver .............................    61
        Section 11.07 Notices ..................................................    62
        Section 11.08 Separate Debts ...........................................    63
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
Section 11.09  Certain Acknowledgments .........................................    63
Section 11.10  Separability ....................................................    63
Section 11.11  Parties in Interest .............................................    64
Section 11.12  Execution in Counterparts .......................................    64
Section 11.13  Confidentiality .................................................    64

SCHEDULES
Schedule I            --  Lenders and Commitments

Schedule 1.01(c)      --  Outstanding Letters of Credit under Existing Facility

Schedule 5.01(b)      --  Subsidiaries of the Borrower

Schedule 5.01(f)      --  Certain Litigation

Schedule 5.01(h)(ii)  --  Financial Condition

Schedule 7.02(b)      --  Permitted Liens

Schedule 7.02(c)      --  Indebtedness

                                    EXHIBITS

Exhibit A-1    --  Form of Revolving Credit Request

Exhibit A-2    --  Form of Swing Line Request

Exhibit B      --  Form of Continuation/Conversion Request

Exhibit C-1    --  Form of Revolving Credit Note

Exhibit C-2    --  Form of Swing Line Note

Exhibit D-1    --  Form of Opinion of Counsel for the Borrower

Exhibit D-2    --  Form of Opinion of General Counsel of the Borrower

Exhibit D-3    --  Form of Opinion of Counsel for the Administrative Agent

Exhibit E      --  Form of Compliance Certificate

Exhibit F      --  Form of Assignment and Acceptance

Exhibit G-1    --  New Lender Supplement

Exhibit G-2    --  Commitment Increase Supplement

         CREDIT AGREEMENT, dated as of April 25, 2002 (this "Agreement"), among Apogee Enterprises, Inc., a Minnesota corporation (the "Borrower"), each of the lenders from time to time parties to this Agreement (collectively, the "Lenders"), and The Bank of New York, as letter of credit issuer, administrative agent for the Lenders and swing line lender.

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested the Lenders severally to commit to lend to the Borrower up to $125,000,000 (subject to increase, pursuant to Section 2.07, to an amount not exceeding $175,000,000) on a revolving basis for general corporate purposes; and

         WHEREAS, the Borrower also has requested the Lenders to establish a procedure pursuant to which it may obtain as part of the Lenders' commitments to lend, up to $25,000,000 in face amount of letters of credit for general corporate purposes; and

         WHEREAS, the Lenders are willing to make loans, and to establish such a procedure, on the terms and conditions provided herein;

         NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                   Definitions

         Section 1.01 Definitions.


         (a) Terms Generally. The definitions ascribed to terms in this Agreement apply equally to both the singular and plural forms of such terms. Whenever the context may require, any pronoun shall be deemed to include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed followed by the phrase "without limitation". The phrase "individually or in the aggregate" shall be deemed general in scope and not to refer to any specific Section or clause of this Agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The table of contents, headings and captions herein shall not be given effect in interpreting or construing the provisions of this Agreement. All references herein to "dollars" or "$" shall be deemed references to the lawful money of the United States of America. All references to laws or regulations refer to such laws or regulations, and interpretations thereof, as now in effect or as amended, modified or superseded from time to time. All references to a specific Governmental Authority shall be deemed to include a reference to any successor to such authority.

         (b) Accounting Terms. Except as otherwise expressly provided herein, the term "consolidated" and all other terms of an accounting nature shall be interpreted and construed in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of determining compliance with any covenant set forth in Article VII, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement, applied on a basis consistent with the construction thereof applied in preparing the Borrower's audited financial statements referred to in Section 5.01(h). If there shall occur a change in GAAP which but for the foregoing proviso would affect the computation used to determine compliance with any covenant set forth in Article VII, the Borrower and the Lenders agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as changed while affording the Lenders the protection originally intended by such covenant (it being understood, however, that such covenant shall remain in effect in accordance with its existing terms unless and until such amendment shall become effective).

         (c) Other Terms. The following terms are used herein with the meanings assigned below:

             "ABR Loans" means Loans that bear interest at a rate or rates determined by reference to the Alternate Base Rate.

             "Administrative Agent" means The Bank of New York, acting in the capacity of administrative agent for the Lenders, or any successor administrative agent appointed pursuant to the terms of this Agreement.

             "Administrative Questionnaire" means an administrative details reply form delivered by a Lender to the Administrative Agent, in substantially the form provided by the Administrative Agent or the form attached to an Assignment and Acceptance.

             "Affected Lender" has the meaning assigned in Section 4.07.

             "Affiliate" means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.

             "Agreement" means this credit agreement, as it may be amended, modified or supplemented from time to time in accordance with Section 11.05.

             "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of:

                     (i) t he rate of interest from time to time publicly
             announced by the Administrative Agent in The City of New York as its prime commercial loan rate in effect on such day; and

                     (ii) the sum of (a) 0.50% per annum and (b) the Federal
             Funds Rate in effect on such day.

         The Alternate Base Rate shall change as and when the greater of the foregoing rates shall change. Any change in the Alternate Base Rate shall become effective as of the opening of business on the day of such change.

             "Applicable Lending Office" means, with respect to a Lender and a Loan, the applicable office of the Lender for making such Loan, as specified in Schedule I or in an Administrative Questionnaire delivered to the Administrative Agent as the office from which such Lender makes Loans of the relevant type.

             "Applicable Margin" means, at any date and with respect to each Loan, the applicable margin set forth below based upon the Debt/EBITDA Ratio as of such date (it being understood that measurement of the Debt/EBITDA Ratio as of the most recent Measurement Date is sufficient for this purpose):

                                                         Applicable Margin
                                                  ------------------------------
         Debt/EBITDA Ratio                         ABR Loans   Eurodollar Loans
         -----------------------------------      -----------  -----------------
         Greater than 2.00                           0.375%        1.625%
         2.00 or less, but greater than 1.00         0.125%        1.375%
         1.00 or less                                0.000%        1.125%

             If a Rating Event has occurred, then the Applicable Margin shall be as set forth below based upon the Debt/EBITDA Ratio as of such date (it being understood that measurement of the Debt/EBITDA Ratio as of the most recent Measurement Date is sufficient for this purpose):

                                                         Applicable Margin
                                                  ------------------------------
         Debt/EBITDA Ratio                         ABR Loans   Eurodollar Loans
         ---------------------------------------  -----------  -----------------
             Greater than 2.00                       0.125%        1.375%
             2.00 or less, but greater than 1.00     0.000%        1.125%
             1.00 or less                            0.000%        0.875%

             Notwithstanding the above definition of Applicable Margin, until October 25, 2002, the Applicable Margin for ABR Loans will not be less than 0.125% and the Applicable Margin for Eurodollar Loans will not be less than 1.375%.

             "Assignee" has the meaning assigned in Section 10.03.

             "Assignment and Acceptance" has the meaning assigned in Section 10.03.

             "Available Commitment" means, on any day, an amount equal to (i) the Total Commitment on such day minus (ii) the aggregate outstanding principal amount of Loans and L/C Obligations on such day.

             "Borrower" shall have the meaning assigned in the preamble.

             "Borrowing Date" means, (i) with respect to any Loan, the Business Day set forth in the relevant Borrowing Request as the date upon which the Borrower desires to borrow such Loan and (ii) with respect to any Letter of Credit, the Business Day set forth in the relevant L/C Request as the date upon which the Borrower desires the L/C Issuer to issue such Letter of Credit.

             "Borrowing Request" means a Revolving Credit Request, a Swing Line Request or a L/C Request.

             "Business Day" means any day that is (i) not a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close and (ii) with respect to any Eurodollar Loan, a day on which commercial banks are open for domestic and international business (including dealings in dollar deposits) in London and The City of New York.

             "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities, and including that portion of Capital Lease Obligations that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that are included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

             "Capital Lease Obligations" means, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether real, personal or mixed) acquired or leased by such Person that is required to be accounted for as a liability on a consolidated balance sheet of such Person.

             "Code" means the Internal Revenue Code of 1986.

             "Commitment" means, with respect to a Lender, (i) on the date hereof, the amount set forth opposite such Lender's name under the heading "Commitment" on Schedule I, and (ii) after the date hereof, the amount recorded as such in the records maintained by the Administrative Agent pursuant to Section 10.01, as such amount may be reduced from time to time pursuant to Section 2.03.

             "Commitment Fee" has the meaning assigned in Section 3.07(a).

             "Commitment Increase Supplement" has the meaning assigned in
         Section 2.07(c).

             "Commitment Termination Date" means the earlier to occur of (i) April 25, 2006 and (ii) the date, if any, on which the Total Commitment is otherwise terminated pursuant to this Agreement.

             "Confidential Information" means information delivered to the Administrative Agent for the Lenders or to a Lender by or on behalf of the Borrower or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is confidential or proprietary in nature at the time it is so delivered or information obtained by the Administrative Agent or a Lender in the course of any review of the books or records of the Borrower or its Subsidiaries as may be contemplated by or otherwise pursuant to the transactions under this Agreement; provided that such term shall not include information (i) that was, is or becomes publicly available (through no act or omission by the Administrative Agent or a Lender or any Person acting on their behalf) or (ii) otherwise known (on a non-confidential basis) to the Administrative Agent or a Lender prior to the time of such disclosure or that subsequently becomes known or available to the Administrative Agent or a Lender (on a non-confidential basis) from a source not known to be subject to a confidentiality obligation to the Borrower or its Subsidiaries.

             "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

             "Contribution Agreement" means a contribution agreement, dated as of the date hereof, to be entered into in substantially the form of the Existing Contribution Agreement.

             "Conversion Date" means, with respect to a Revolving Credit Loan, the date on which a conversion of interest rates on such Revolving Credit Loan shall take effect.

             "Conversion Request" means a request by the Borrower to convert the interest rate basis for all or portions of outstanding Revolving Credit Loans, which shall specify (i) the requested Conversion Date, which shall not be sooner than the third Business Day after the date of delivery of such Conversion Request, (ii) the aggregate amount of such Revolving Credit Loans, on and after the Conversion Date, which are to bear interest as ABR Loans or Eurodollar Loans and (iii) the term of the Interest Periods therefor, if any.

             "Credit Documents" means this Agreement, any Notes, if and when issued in accordance with Section 10.01(a) or (d), any Letters of Credit and the related applications and agreements, the Supplemental Credit Documents and the Guaranty Documents.

             "Debt" means, for any Person, Indebtedness of such Person of the types described in clauses (i), (ii), (iii), (iv), (vi), (vii) and
         (viii) of the definition of such term but excluding any Indebtedness of such Person consisting of (a) any surety bond or any other obligations of like nature, including, without limitation, letters of credit serving the same function as a surety bond, provided that such surety bond or other obligation has been provided to such Person in the ordinary course of such Person's business, and provided further that if there has been a demand or drawing made under any such surety bond or other obligation, then such surety bond or other obligation shall be included as Indebtedness of such Person in an amount equal to the unreimbursed amount of such demand or the unreimbursed amount of such drawing, and (b) any trade payable incurred in the ordinary course of such Person's business so long as no note or similar instrument has been executed by such Person in connection with such trade payable.

             "Debt/EBITDA Ratio" means, at any date of determination, the ratio of consolidated Debt of the Borrower, as of such date, to EBITDA at the most recent fiscal quarter-end for the preceding four fiscal quarters.

             "Default" means any event or circumstance which, with the giving of notice or the passage of time, or both, would be an Event of Default.

             "EBITDA" means, for any period, the consolidated net income of the Borrower for such period, before subtracting consolidated income taxes, Interest Expense, depreciation, and amortization (including, without limitation, amortization associated with goodwill, deferred debt expenses, restricted stock and option costs and non-competition agreements) of the Borrower for such period. For purposes of this Agreement, the parties hereto agree that the Borrower's (or any of its Subsidiaries') share of the net income, before subtracting income taxes, interest expense, depreciation, and amortization, from any unconsolidated joint venture investments shall be included in EBITDA. In addition, the parties agree that (i) income, expenses and charges relating to discontinued operations (whether resulting in a net positive or a net negative) shall be excluded from EBITDA, (ii) EBITDA shall be adjusted pro forma for any acquisitions or divestitures by the Borrower or its Subsidiaries by adding or subtracting, as the case may be, for the entire period for which EBITDA is being calculated, the EBITDA (for such acquired or divested business, calculated in accordance with this definition) attributable to any acquired or divested business and (iii) EBITDA will exclude extraordinary non-cash charges, to the extent such charges are less than $15,000,000 in any 12-month period and are less than $30,000,000 in the aggregate between the Effective Date and the Commitment Termination Date, but any amounts over such limitations shall be included in EBITDA.

             "Effective Date" shall mean the day during which the Effective Time occurs.

             "Effective Time" has the meaning assigned in Section 6.01.

             "Eligible Affiliate" means an Affiliate that is (i) a commercial bank organized or licensed under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and having a combined capital and surplus of at least $100,000,000; or (iv) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business and having a combined capital and surplus of at least $100,000,000.

             "Environmental Claim" means any claim, assertion, demand, notice of violation, suit, administrative or judicial proceeding, regulatory action, investigation, information request or order involving any hazardous substance, Environmental Law, noise or odor pollution or any injury or threat of injury to human health, property or the environment.

             "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, opinion or agency requirement relating to
         (i) the handling, use, presence, disposal or release of any hazardous substance or (ii) the protection, preservation or restoration of the environment, natural resources or human health or safety.

             "ERISA" means the Employee Retirement Income Security Act of 1974.

             "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or are considered to be one employer under Section 4001 of ERISA.

             "Eurodollar Loans" means Revolving Credit Loans that bear interest at a rate or rates determined by reference to LIBOR.

     "Eurodollar Reserve Percentage" means, for any day, the percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserve requirements) on such day for a member bank of the Federal Reserve System in The City of New York with deposits exceeding one billion dollars in respect of "eurocurrency liabilities" (as defined in Regulation D of the Federal Reserve Board).

     "European Subsidiary" means a Subsidiary of the Borrower which, as of the date hereof, exists and is organized under the laws of, and of which the principal place of business is located in, a European country.

     "Event of Default" has the meaning assigned in Section 8.01.

     "Excluded Taxes" means all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges imposed on or measured by the overall net income of any Lender (or any office, branch or subsidiary of such Lender) or any franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on any Lender (or any office, branch or subsidiary of such Lender), in each case imposed by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any office, branch or subsidiary of a Lender or any franchise taxes, taxes imposed on doing business or taxes measured by capital or net worth imposed on any office, branch or subsidiary of such Lender, in each case imposed by any foreign country or subdivision thereof in which such Lender's principal office or Eurodollar Lending Office (as set forth in the Administrative Questionnaire) is located.

     "Existing Credit Agreement" means the Credit Agreement, dated as of May 21, 1998, by and among the Borrower, the banks from time to time parties thereto, and The Bank of New York as administrative agent, letter of credit issuer and swing line lender, as such agreement has been amended from time to time.

     "Existing Contribution Agreement" means the Contribution Agreement, dated as of May 21, 1998, by and among the Borrower and the Subsidiaries parties thereto.

     "Existing Facility" has the meaning assigned in Section 2.08.

     "Existing Pledge Agreement" means the Pledge Agreement, dated as of May 21, 1998, by and among the Borrower, the other pledgors party thereto and The Bank of New York, as administrative and collateral agent.

     "Existing Security Agreement" means the Security Agreement, dated as of June 13, 2000, by and among the Borrower, the other debtors party thereto and The Bank of New York, as administrative and collateral agent, as such agreement has been amended from time to time.

     "Existing Subsidiary Guaranty" means the Subsidiary Guaranty Agreement, dated as of May 21, 2000, by the guarantors party thereto in favor of The Bank of New York, as agent for the secured creditors identified therein.

     "Fair Market Value" means, with respect to any assets or Property (other than cash), the price that could be negotiated in an arm's-length free market transaction for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified, (i) in the case of assets or Property with a net book value on the books of the Borrower or its Subsidiaries at the date of determination less than $15,000,000, Fair Market Value shall be determined by the chief financial officer or treasurer of the Borrower acting in good faith and such determination shall be evidenced by a certificate of the officer making such determination, (ii) in the case of assets or Property with a net book value on the books of the Borrower or its Subsidiaries at the date of determination of greater than or equal to $15,000,000, but less than $30,000,000, Fair Market Value shall be determined by the Board of Directors of the Borrower acting in good faith and shall be evidenced by a certified resolution of the Board of Directors of the Borrower, and (iii) in the case of assets or Property with a net book value on the books of the Borrower or its Subsidiaries at the date of determination of greater than or equal to $30,000,000, Fair Market Value shall be determined by an investment banking firm, accounting firm or appraisal firm of national recognition that is not an Affiliate of the Borrower or any of its Subsidiaries, which firm shall evidence its determination by a written opinion setting forth the Fair Market Value.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded, if necessary, to the next greater 1/16 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

     "Financial Covenants" means, collectively, the covenants of the Borrower contained in Section 7.03.

     "GAAP" means generally accepted accounting principles, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as may be approved by a significant segment of the accounting profession of the United States of America.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness. The terms "Guaranteed", "Guaranteeing" and "Guarantor" shall have corresponding meanings.

     "Guaranty Documents" means, collectively, the Contribution Agreement and the Subsidiary Guaranty.

     "Hazardous Substance" means any substance, in any concentration or mixture, that is (i) listed, classified or regulated pursuant to any Environmental Law,
(ii) any petroleum product or by-product, asbestos containing material, polychlorinated biphenyls, radioactive material or radon or (iii) any waste or other substance regulated by any Governmental Authority or any Environmental Law.

     "Indebtedness" means, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Interest Rate Protection Agreements (limited to the exposure) or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all preferred stock issued by such Person which is redeemable, prior to full satisfaction of the Borrower's obligations under the Credit Documents (including repayment in full of the Loans and all interest accrued thereon), other than at the option of such Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (vii) all Indebtedness of others Guaranteed by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

     "Indemnitee" has the applicable meaning assigned in Sections 4.06(b) and 4.06(c).

     "Interest Expense" means, for any period, the sum of all interest charges of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including all commitment fees, letter of credit fees and related charges.

     "Interest Period" means, with respect to any Eurodollar Loan, each one, two, three or six-month period, such period being the one selected by the Borrower pursuant to Section 2.02 or 3.01 or 3.03(b) and commencing on the date such Loan is made or at the end of the preceding Interest Period, as the case may be; provided, however, that:

          (i) any Interest Period that otherwise would end on a day that is not a Business Day shall, subject to clause (iii) below, be extended to the next Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and

          (iii) any Interest Period that otherwise would end after the Commitment Termination Date shall end on such Commitment Termination Date.

     "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or similar hedging arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

     "Investments" has the meaning assigned in Section 7.02(d).

     "L/C Issuer" means The Bank of New York, acting in the capacity of issuer of Letters of Credit.

     "L/C Obligations" means, with respect to any Lender at any date of determination, the sum of (i) such Lender's participating share of the maximum aggregate amount which is or at any time thereafter may become available for drawings under all Letters of Credit then outstanding and (ii) the aggregate amount such Lender is obligated to fund or has funded to the L/C Issuer as a result of such Lender's participating share in all drawings under Letters of Credit honored by the L/C Issuer and not yet reimbursed by the Borrower; provided that the L/C Issuer's participating share of such aggregate amounts shall be equal to the portions of such undrawn amounts in which the other Lenders have not acquired participating interests, or the portions of such drawings which the other Lenders are not obligated to fund pursuant to Section 2.06.

     "L/C Request" means a request by the Borrower for a Letter of Credit, which shall (i) specify (A) the requested Borrowing Date and (B) the aggregate amount of the L/C Obligations with respect to the requested Letter of Credit, (ii) certify that, after issuance of the requested Letter of Credit, (A) the aggregate amount of the L/C Obligations of all the Lenders then outstanding will not exceed $25,000,000, and (B) the sum of the aggregate amount of the L/C Obligations of all the Lenders then outstanding and the aggregate amount of the Loans of all the Lenders then outstanding will not exceed the Total Commitment then in effect and (iii) be accompanied by such application and agreement for letter of credit, and such other documents, as the L/C Issuer may reasonably specify to the Borrower from time to time, all in form and substance reasonably satisfactory to the L/C Issuer.

     "Lenders" has the meaning assigned in the preamble and includes the Swing Line Lender, as applicable.

     "Letter of Credit" has the meaning assigned in Section 2.06(a).

     "Letter of Credit Fees" has the meaning assigned in Section 3.07(b).

     "LIBOR" means, with respect to any Interest Period, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term comparable to such Interest Period that appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on such service, or on another service designated by the British Bankers' Association, for the purpose of displaying the rates at which dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period. If such rate does not appear on such page, "LIBOR" shall mean the arithmetic mean (rounded, if necessary, to the next higher 1/16 of 1%) of the respective rates of interest communicated by the LIBOR Reference Banks to the Administrative Agent as the rate at which U.S. dollar deposits are offered to the LIBOR Reference Banks by leading banks in the London interbank deposit market at approximately 11:00 A.M., London time, on the second Business Day preceding the first day of such Interest Period in an amount substantially equal to the respective LIBOR Reference Amounts for a term equal to such Interest Period.

     "LIBOR Reference Amount" means, with respect to any LIBOR Reference Bank and Interest Period, the amount of the Eurodollar Loan of the Lender which is, or is affiliated with, such LIBOR Reference Bank, scheduled to be outstanding during that Interest Period without taking into account any assignment or participation and rounded up to the nearest integral multiple of $1,000,000.

     "LIBOR Reference Bank" means each of The Bank of New York, U.S. Bank National Association, Harris Trust and Savings Bank and JPMorgan Chase Bank; provided that if any such LIBOR Reference Bank assigns its Commitment or all its Loans to an unaffiliated institution, such Person shall be replaced as a LIBOR Reference Bank by the Administrative Agent's appointment, in consultation with the Borrower and with the consent of the Required Lenders, of another bank which is a Lender (or an Affiliate of a Lender).

     "Lien" means, with respect to any asset of a Person, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (iii) in the case of securities, any purchase option, call or similar right of any other Person with respect to such securities.

     "Like-Kind Exchange" means a transaction that qualifies for non-recognition treatment as a like-kind exchange pursuant to Section 1031 of the Code and the regulations promulgated thereunder, provided that (i) the Fair Market Value of the assets or Properties received must be equal to or greater than the Fair Market Value of the assets or Properties transferred and (ii) no single Like-Kind Exchange transaction may transfer assets or Properties of Fair Market Value greater than $25,000,000. For the avoidance of doubt, the appropriate certification of the "Fair Market Value of assets or Properties received" required under the second sentence of the definition of Fair Market Value shall be made using the book value to be recorded on the books of the Borrower or its Subsidiary after the completion of the transaction.

     "Loans" means, collectively, the Revolving Credit Loans and the Swing Line Loans outstanding hereunder from time to time.

     "Margin Regulations" means, collectively, Regulations G, T, U and X of the Federal Reserve Board.

     "Material Adverse Effect" means (i) any material and adverse effect on the consolidated business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and its Subsidiaries, (ii) any material and adverse effect on the ability of the Borrower timely to perform any of its material obligations, or of the Lenders to exercise any remedy, under any Credit Document or (iii) any adverse effect on the legality, validity, binding nature or enforceability of any Credit Document.

     "Material Plan" has the meaning assigned in Section 8.01(j).

     "Measurement Date" means any of the dates specified in Section 7.01(n).

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any member of the ERISA Group is making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued contributions.

     "Net Worth" means, as of any date of determination, the total consolidated stockholders' equity (determined without duplication) of the Borrower and its Subsidiaries at such date.

     "New Lender Supplement" has the meaning assigned in Section 2.07(b).

     "Notes" means, collectively, the Revolving Credit Notes and the Swing Line Note.

     "Outstanding L/Cs" means the outstanding letters of credit under the Existing Credit Agreement listed on Schedule 1.01(c).

     "Participant" has the meaning assigned in Section 10.02.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Pension Plan" means a Plan that (i) is an employee pension benefit plan, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) and (ii) is subject to the provisions of Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

     "Permitted Liens" has the meaning assigned in Section 7.02(b).

     "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is maintained or contributed to by the Borrower or any member of the ERISA Group.

     "Prescribed Forms" has the meaning assigned in Section 4.04(a)(ii).

     "Pro Rata Share" means, with respect to any Lender at any time of determination, the proportion of such Lender's Commitment to the Total Commitment then in effect or, after the Commitment Termination Date, the proportion of such Lender's Loans and L/C Obligations to the aggregate amount of Loans and L/C Obligations then outstanding.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

     "Rating Event" means the date upon which the Borrower delivers to the Administrative Agent a certificate signed by the Chief Financial Officer or Treasurer of the Borrower together with evidence that at least two of the three major rating agencies have granted the senior unsecured debt of the Borrower an investment grade rating. For the avoidance of doubt, the three major rating agencies and their investment grade ratings are:

     Standard & Poor's                      BBB- or higher
     Moody's                                Baa3 or higher
     Fitch                                  BBB- or higher

     "Required Lenders" means, at any date of determination, Lenders having at least 51% of the Total Commitment then in effect or, if the Total Commitment has been cancelled or terminated, holding at least 51% of the aggregate unpaid principal amount of the Loans then outstanding; provided that, to the extent there is more than one Lender, Required Lenders shall include at least two Lenders.

                  "Responsible Officer" means the chief executive officer, president, chief financial officer, chief accounting officer, treasurer or any vice president, senior vice president or executive vice president of the Borrower.

                  "Revolving Credit Loans" means, collectively, the loans outstanding pursuant to Section 2.01 from time to time.

                  "Revolving Credit Notes" means, collectively, promissory notes of the Borrower, issued in accordance with Section 10.01(d), in order to evidence Revolving Credit Loans and substantially in the form of Exhibit C-1.

                  "Revolving Credit Request" means a request by the Borrower for Revolving Credit Loans, which shall specify (i) the requested Borrowing Date, (ii) the aggregate amount of such Revolving Credit Loans, (iii) whether such Revolving Credit Loans are to bear interest initially as ABR Loans or Eurodollar Loans and (iv) if applicable, the initial Interest Period therefor.

                  "SEC" means the Securities and Exchange Commission.

                  "Sole Lead Arranger" means BNY Capital Markets, Inc.

                  "Subsidiary" means, at any time and with respect to any Person, any other Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other matters of such Person are at the time owned, or the management or policies of which is otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by such first Person. Unless otherwise qualified or the context indicates clearly to the contrary, all references to a "Subsidiary" or "Subsidiaries" in this Agreement refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guaranty" means a Subsidiary Guaranty Agreement, dated as of the date hereof, to be entered into in substantially the form of the Existing Subsidiary Guaranty.

                  "Supplemental Credit Documents" means, collectively, Interest Rate Protection Agreements, letters of credit and other extensions of credit and similar instruments entered into between The Bank of New York, any Lender or any of their Affiliates and one or more of the Borrowers or its Subsidiaries in connection with the transactions contemplated by the other Credit Documents.

                  "Swing Line Lender" means The Bank of New York, acting in the capacity of Lender of Swing Line Loans hereunder.

                  "Swing Line Loans" means, collectively, the loans outstanding pursuant to Section 2.02 from time to time.

                  "Swing Line Note" means a promissory note of the Borrower, issued in accordance with Section 10.01(d), in order to evidence a Swing Line Loan and substantially in the form of Exhibit C-2.

                  "Swing Line Maturity Date" means, with respect to any Swing Line Loan, the Business Day set forth in the relevant Swing Line Request as the date upon which such Swing Line Loan matures; provided that such date shall be no later than the seventh calendar day following the relevant Borrowing Date.

                  "Swing Line Request" means a request by the Borrower for a Swing Line Loan, which shall specify (i) the requested Borrowing Date,
         (ii) the requested date of maturity and (iii) the amount of such Swing Line Loan.

                  "Taxes" has the meaning assigned to such term in Section 4.04(a).

                  "Termination Agreement" has the meaning assigned in Section 2.08(a).

                  "Total Commitment" means, on any day, the aggregate Commitment of all the Lenders on such day.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or the Plan under Title IV of ERISA.

                  "U.S. Subsidiary" means a Subsidiary of the Borrower which, as of the date hereof, exists and is organized under the laws of, and of which the principal place of business is located in, any state in the United States of America.

                  "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

                  "Wholly Owned Subsidiary" means, at any time and with respect to any Person, a Subsidiary, all the shares of stock of all classes of which (other than directors' qualifying shares) or other ownership interests at the time are owned directly or indirectly by such Person and/or one or more other Wholly Owned Subsidiaries of such Person.

                                   ARTICLE II

                               The Credit Facility

         Section 2.02 Revolving Credit Loans; Borrowing Procedure. (a) Until the Commitment Termination Date, subject to the terms and conditions of this Agreement, each of the Lenders, severally and not jointly with the other Lenders, agrees to make Revolving Credit Loans in dollars to the Borrower in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment. Revolving Credit Loans shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of (A) in the case of Eurodollar Loans, $5,000,000 or integral multiples of $1,000,000 in excess thereof or (B) in the case of ABR Loans, $1,000,000 or integral multiples of $500,000 in excess thereof (provided that ABR Loans may always be borrowed in the aggregate amount of the Available Commitment) and (ii) when taken together with all Loans and L/C Obligations then outstanding in a maximum aggregate principal amount not exceeding the Available Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing
Date). The Available Commitment may be utilized by the Borrower to obtain Letters of Credit in accordance with Section 2.06.

     (a) In order to borrow Revolving Credit Loans, the Borrower shall give a Revolving Credit Request to the Administrative Agent, by telephone, telex or telecopy or in writing, not later than 12:00 P.M. (noon) (if by telephone, to be so confirmed in substantially the form of Exhibit A-1 not later than 2:00 P.M.), New York time, (i) on the Borrowing Date for ABR Loans and (ii) on the third Business Day before the Borrowing Date for Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of the Revolving Credit Request. With respect to any Borrowing Date, the Borrower may only deliver a single Revolving Credit Request to the Administrative Agent. Not later than 3:00 P.M., New York time, on the Borrowing Date, each Lender shall make available to the Administrative Agent such Lender's Pro Rata Share of the requested Revolving Credit Loans in funds immediately available at the Administrative Agent's office specified pursuant to Section 11.07(a). Subject to satisfaction, or waiver by all of the Lenders, of each of the applicable conditions precedent contained in Article VI, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Lenders.

     Section 2.02 Swing Line Loans; Borrowing Procedure. (a) Until the Commitment Termination Date, subject to the terms and conditions of this Agreement, the Swing Line Lender may, at its option, make one or more Swing Line Loans in dollars to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $5,000,000. Swing Line Loans, if made, shall be made on any Borrowing Date only (i) in the minimum aggregate principal amount of $250,000 or integral multiples of $100,000 in excess thereof and (ii) when taken together with all other Loans and L/C Obligations then outstanding, in a maximum aggregate principal amount not exceeding the Available Commitment (after giving effect to any repayments or prepayments and any other borrowings of Loans on such Borrowing Date). Each Swing Line Loan shall mature on the Swing Line Maturity Date.

     (b) The Borrower may request a Swing Line Loan by delivering a Swing Line Request to the Administrative Agent by telephone, telex or telecopy or in writing, not later than 2:00 P.M. (if by telephone, to be so confirmed in substantially the form of Exhibit A-2 not later than 3:00 P.M.), New York time on any Borrowing Date. With respect to any Borrowing Date, the Borrower may deliver only a single Swing Line Request to the Administrative Agent. Any Swing Line Request, once delivered to the Administrative Agent in accordance with this Agreement, shall be irrevocable. On the Borrowing Date, if the Swing Line Lender elects to make the requested Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent the requested Swing Line Loan in funds immediately available at the Administrative Agent's office specified pursuant to
Section 11.07(a). Subject to satisfaction, or waiver by the Swing Line Lender, of each of the applicable conditions precedent contained in Article VI and to the Swing Line Lender's election to make the requested Swing Line Loan, on the Borrowing Date the Administrative Agent shall make available, in like funds, to the Borrower the amounts received by the Administrative Agent from the Swing Line Lender.

     (c) Immediately upon the making of each Swing Line Loan, each Lender other than the Swing Line Lender shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased from the Swing Line Lender a participation in such Swing Line Loan in an amount equal to such Lender's Pro Rata Share of the principal amount thereof. If the Swing Line Lender notifies each such other Lender by not later than 4:30 P.M., New York time, on a Business Day that the Swing Line Lender wishes the Lenders to fund their participation interests in a Swing Line Loan, each such other Lender shall make available to the Administrative Agent in immediately available funds by Fedwire or, in the case of transfers from an account maintained at The Bank of New York, SWIFT transfer, the amount of its respective participation in such Swing Line Loan by not later than 5:30 P.M., New York time, on such day (which amount the Administrative Agent shall promptly remit to the Swing Line Lender). To the extent that the Swing Line Lender has notified a Lender and such Lender has not funded its participation in any such Swing Line Loan, the amount of such participation shall be deemed, for purposes of determining the Required Lenders and distributions by the Administrative Agent to the Lenders of payments of principal and interest received from the Borrower, to be subtracted from such Lender's participation therein and added to the Swing Line Lender's participation therein. In the event that any Lender fails to make available to the Administrative Agent such Lender's Pro Rata Share of the requested Swing Line Loan as provided above, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, and together with interest thereon at a rate per annum equal to the interest rate provided for ABR Loans in Section 3.02. The Administrative Agent shall distribute to each other Lender which has paid all amounts payable by it under this Section 2.02(c) with respect to any Swing Line Loans such other Lender's Pro Rata Share of all payments received by the Administrative Agent from the Borrower thereunder with respect to a period for which such other Lender has funded its participation, provided, however, that, in the event such payment received by the Administrative Agent is required to be returned, such Lender will promptly return to the Administrative Agent any portion thereof previously distributed to it by the Administrative Agent.

     (d) As among the Swing Line Lender and the Lenders, and without limiting the obligations of the Lenders to make Loans to the Borrower or any of the conditions precedent to the making of such Loans, each Lender's obligations pursuant to Section 2.02(c) shall be absolute and unconditional and shall not be affected by any circumstance (except as set forth below in this Section 2.02(d)), including (i) any set-off, claim, counterclaim, right of recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default or (except to the extent that (A) the Swing Line Lender made the subject Swing Line Loan at a time when an officer of the Swing Line Lender involved in the administration of this Agreement had actual knowledge that one or more of the conditions specified in Section 6.01 or 6.02 had not been satisfied in any material respect and (B) such condition is not satisfied at the time the Swing Line Lender makes a Swing Line Loan or directs the Lenders to purchase participations pursuant to subsection (c) of this Section 2.02) the failure to satisfy any of the other conditions specified in Sections 6.01 and 6.02; (iii) any breach of any Credit Document by any Person other than the Swing Line Lender; (iv) the termination or reduction of such Lender's Commitment pursuant to Section 2.03 or the expiration of such Lender's Commitment, provided that the relevant Swing Line Loan was made prior to such termination, reduction or expiration.

     Section 2.04 Termination and Reduction of Commitments. The Borrower may terminate the Total Commitment, or reduce the amount thereof, by (a) giving written notice to the Administrative Agent, not later than 5:00 P.M., New York time, on the third Business Day prior to the date of termination or reduction and (b) paying the amount of the Commitment Fee and Letter of Credit Fees accrued through such date of termination or reduction. Reductions of the

Total Commitment shall be in the amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the amount of the Available Commitment is less than $5,000,000, then all of such lesser amount), but shall not exceed the Available Commitment in effect immediately before giving effect to such reduction. Any termination, and all reductions, of the Total Commitment shall be permanent.

     Section 2.05 Repayment. Revolving Credit Loans shall be repaid, together with all accrued and unpaid interest thereon, on the Commitment Termination Date. Swing Line Loans shall be repaid, together with all accrued and unpaid interest thereon, on the earlier to occur of (i) the Swing Line Maturity Date and (ii) the Commitment Termination Date.

     Section 2.06 Prepayment. (a) The Borrower may prepay Loans bearing interest on the same basis and having the same Interest Periods, if any, by giving notice to the Administrative Agent, by telephone, telex, telecopy or in writing not later than 12:00 P.M. (if by telephone, to be so confirmed not later than 2:00 P.M.), New York time, (i) on the third Business Day, in the case of Eurodollar Loans, or (ii) on the Business Day in the case of ABR Loans, preceding the proposed date of prepayment. Each such prepayment shall be in an aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate amount of outstanding Loans is less than $5,000,000, then all of such lesser amount), together with accrued interest on the principal being prepaid to the date of prepayment and, in the case of Eurodollar Loans, the amounts required by Section 4.03. Subject to the terms and conditions of this Agreement, prepaid Loans may be reborrowed to the extent of the Available Commitment.

     (b) In the event that the Borrower or any Subsidiary shall issue equity (whether through public offerings or otherwise, except for issuances of common stock to employees pursuant to employee stock option plans or similar employee benefit plans adopted in the ordinary course of business), then not later than the close of business on the third Business Day thereafter, the Borrower shall prepay Loans in an amount equal to the lesser of (i) the net cash proceeds, if any, of such issuance and (ii) the aggregate principal amount of Loans then outstanding.

     (c) The Borrower shall prepay Loans, if necessary, so that the aggregate amount of Loans and L/C Obligations at any time outstanding shall not exceed the Total Commitment then in effect.

     (d) If, pursuant to (i) any casualty or other damage to any assets or Property of the Borrower or any Subsidiaries or (ii) any action or proceeding for the taking of any assets or Property or any part thereof or interest therein under power of eminent domain, by condemnation or similar proceeding, the Borrower or any of its Subsidiaries receive any monetary proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Borrower shall, within three Business Days of the receipt of such proceeds, prepay Loans and L/C Obligations in an amount equal to the after-tax net proceeds in excess of any amounts that Borrower reasonably determines will be used to replace or restore such assets or Property.

     (e) If the Borrower or any Subsidiary sells, transfers, leases or otherwise disposes of any assets or Property (subject to Section 7.02(a)), including any disposition of assets or Property as part of a sale and leaseback transaction, other than sales, transfers, leases or other dispositions in the ordinary course of business, then not later than the close of business on the third Business

Day after the consummation of any such transaction, the Borrower shall prepay Loans and L/C Obligations in an amount equal to 100% of the after-tax net cash proceeds of such transaction.

     Section 2.07  Letters of Credit.

     (a) Letters of Credit. Prior to the Commitment Termination Date, and subject to the terms and conditions of this Agreement, from time to time the Borrower may request that the L/C Issuer issue under this Agreement, and the L/C Issuer shall, upon such request of the Borrower and upon the satisfaction or waiver of each of the conditions contained in Article VI applicable thereto, issue for the account of the Borrower, one or more nontransferable standby letters of credit (each, a "Letter of Credit") in the L/C Issuer's then-customary form; provided that the L/C Issuer shall not issue any Letter of
Credit: (i) if, after giving effect to such issuance, the sum of the aggregate amount of the L/C Obligations of all the Lenders then outstanding and the aggregate amount of Loans of all the Lenders then outstanding would exceed the Total Commitment then in effect; (ii) having a stated amount of less than $10,000; (iii) having an expiration date later than the Business Day four Business Days prior to the Commitment Termination Date; or (iv) if, after giving effect to such issuance, the aggregate amount of L/C Obligations of all the Lenders then outstanding would exceed $25,000,000.

     (b) Procedure for Obtaining Letter of Credit. The Borrower may request that the L/C Issuer issue a Letter of Credit pursuant to Section 2.06(a) by giving a L/C Request to the Administrative Agent in writing not later than 11:00 A.M., New York time, on the fifth Business Day prior to the proposed date of issuance of the Letter of Credit. Upon receipt of any L/C Request, the Administrative Agent shall forthwith give notice to each Lender of the substance thereof. On the date specified by the Borrower in such notice and upon fulfillment of the applicable conditions set forth in this Section 2.06 and
Article VI or the waiver thereof by Lenders, the L/C Issuer will issue such Letter of Credit in the form specified in such L/C Request.

     (c) Participation by Lenders. Immediately upon the issuance of a Letter of Credit, each Lender other than the L/C Issuer shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased from the L/C Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     (d) Drawings and Reimbursement. (i) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the L/C Issuer shall notify the Borrower and the Administrative Agent as promptly as practicable following receipt of such request, and the Borrower shall reimburse the L/C Issuer on or prior to the third Business Day after the day on which such drawing is honored in an amount of immediately available funds equal to the amount of such drawing.

          (ii) If the Borrower shall fail to immediately reimburse the L/C Issuer in an amount equal to the amount of any drawing honored by the L/C Issuer under a Letter of Credit, then the L/C Issuer shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Not later than 2:00 P.M., New York time, on the Business Day after the date notified by the L/C Issuer or if the Lenders are notified by the L/C Issuer prior to 11:00 A.M., New York time, on the date so notified, each Lender shall make available to the L/C Issuer in immediately available funds at the office of the L/C Issuer in The City of New York an amount equal to its respective participation. For so long as any Lender fails so to fund its participation in any such Letter of Credit, the amount of such participation shall be deemed, for purposes of determining the Required Lenders, to be subtracted from such Lender's L/C Obligations and added to the L/C Issuer's L/C Obligations. If any Lender fails to make available to the L/C Issuer on such Business Day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.06(d), then the L/C Issuer shall be entitled to recover such amount on demand from such Lender, together with interest thereon at a rate per annum equal to (A) from (and including) such Business Day to (and including) the third Business Day thereafter, the Federal Funds Rate, and (B) from (but excluding) such third Business Day, the sum of 2% and the Federal Funds Rate. The L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under this Section 2.06 with respect to any Letter of Credit such Lender's Pro Rata Share of all payments received by the L/C Issuer from the Borrower in reimbursement of drawings honored by the L/C Issuer under such Letter of Credit when such payments are received.

          (iii) The obligation of the Borrower to reimburse the L/C Issuer for drawings made under the Letters of Credit and the obligations of the Lenders under Section 2.06(d)(ii) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of the Credit Documents under all circumstances, including the following circumstances:

               (A) any lack of validity or enforceability of any Letter of Credit;

               (B) the existence of any claim, set-off, defense or other right which the Borrower or any Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), the L/C Issuer, any Lender or any other Person, whether in connection with any Credit Document, any transaction contemplated thereby or any unrelated transaction;

               (C) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (D) payment by the L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of the Credit Documents;

               (E) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (F) the fact that a Default or Event of Default shall have occurred.

     (e) Security Deposit. If a Default or Event of Default shall have occurred and be continuing, the L/C Issuer may require the deposit of funds in an interest-bearing account as agreed to between the Administrative Agent, the L/C Issuer and the Borrower to secure payment to the beneficiary of any outstanding Letter of Credit. Any funds so deposited shall be paid to the beneficiary of such Letter of Credit if all conditions to such payment are satisfied, or returned to the L/C Issuer for distribution to the Lenders (or, if all obligations under this Agreement shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under such Letter of Credit has passed. Each payment or deposit of funds by the L/C Issuer as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the L/C Issuer under the related Letter of Credit.

     Section 2.08 Total Commitment Increase. (a) The Borrower may, at any time after the Effective Date and before the Commitment Termination Date, propose that the $125,000,000 Total Commitment as of the Effective Date be increased to an amount not greater than $175,000,000 by notice to the Administrative Agent, provided that

               (i) such notice shall specify the existing Lenders who are willing to provide an additional Commitment and/or specify any new financial institutions (to be agreed to by the Administrative Agent) willing to become Lenders under this Agreement and shall specify the date on which such increase is to be effective (which shall be a Business Day at least 5 Business Days after delivery of such notice and prior to the Commitment Termination Date),

               (ii) no existing Lender party to this Agreement at the time of the request for an increase in the Total Commitment shall be required (or have any other obligation) to increase its Commitment to satisfy the proposed increase (although any Lender may opt to do so in its own discretion);

               (iii) a Total Commitment increase must be a minimum aggregate amount of $5,000,000 or in integral multiples of $5,000,000 in excess thereof (not to exceed a Total Commitment of $175,000,000);

               (iv) the Borrower may not request a Total Commitment increase more than three (3) times between the Effective Date and the Commitment Termination Date; and

               (v) such notice shall be accompanied by a certificate of a Responsible Officer of the Borrower certifying that the amount to which the Total Commitment will be increased does not exceed the limits established by the Board of Directors of the Borrower for this Agreement.

     (b) A new lender may become party to this Agreement pursuant to Section 2.07(a) by executing a New Lender Supplement with the Borrower and the Administrative Agent, in substantially the form of Exhibit G-1 (a "New Lender Supplement"), whereupon such lender shall become a Lender for all purposes and to the same extent as if originally a party to this Agreement. Effective as of the date on which any such new lender becomes a Lender pursuant to the provisions of this Section 2.07, the Total Commitment shall be increased by the amount of such new Lender's Commitment.

     (C) An existing Lender may increase its Commitment under this Agreement pursuant to Section 2.07(a) by executing a Commitment Increase Supplement, in substantially the form of Exhibit G-2 (a "Commitment Increase Supplement"), whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased. Effective as of the date on which any such Lender so increases its Commitment, the Total Commitment shall be increased by the amount of such Lender's additional Commitment.

     (d) If on the effective date of any New Lender Supplement there is outstanding an unpaid principal amount of Revolving Credit Loans, then the Borrower shall borrow Revolving Credit Loans from such new Lender in an amount determined by multiplying the amount of such new Lender's Commitment by a fraction, the numerator of which shall be the then unpaid principal amount of the Revolving Credit Loans and the denominator of which shall be the Total Commitment giving effect to the new Lender's Commitment. If on the effective date of any Commitment Increase Supplement there is outstanding an unpaid principal amount of Revolving Credit Loans, then the Borrower shall borrow Revolving Credit Loans from such increasing Lender in an amount equal to the difference between (i) the outstanding amount of Revolving Credit Loans from this Lender and (ii) the amount determined by multiplying the new increased Commitment of the Lender by a fraction, the numerator of which shall be the then unpaid principal amount of the Revolving Credit Loans and the denominator of which shall be the Total Commitment giving effect to the increasing Lender's new Commitment. Notwithstanding anything herein to the contrary, if there are Eurodollar Loans outstanding, such new Lender or increasing Lender will make Loans (which shall constitute Eurodollar Loans for the purposes of this Agreement) to the Borrower in its Pro Rata Share (in the case of an existing Lender increasing its Commitment pursuant to Section 2.07(c), calculated based solely on the amount of the increase in its Commitment) having Interest Periods corresponding to the then unexpired portions of the respective Interest Periods of such Eurodollar Loans and bearing interest at a rate equal to such rate calculated pursuant to Section 3.03. The Borrower shall then prepay existing Revolving Credit Loans down in an amount in aggregate equal to the amount borrowed from the new Lenders and/or increasing Lenders so that, after giving effect to the transactions described in this Section 2.07, the Revolving Credit Loans are held ratably by the Lenders in accordance with the respective Commitments of the Lenders. Any prepayment shall be accompanied by the payment of all accrued and unpaid interest thereon and, in the case of Eurodollar Loans, the amounts required in Section 4.03.

     (e) The Administrative Agent shall advise the Lenders of any addition of a new Lender or any increase in the Commitment of an existing Lender and of the amount of any borrowing from it hereunder made simultaneously upon such addition or increase.

     (f) No Total Commitment increase shall be effective (notwithstanding the date in the notice described in Section 2.07(a)(i)) until the requirements of this Section have been satisfied, including the receipt by the Administrative Agent of the documents referred to in Sections 2.07(b) and/or 2.07(c), as applicable.

     Section 2.09 Termination of Existing Facility. (g) An appropriate termination agreement, dated as of the date hereof (the "Termination Agreement"), shall be executed and such Termination Agreement will, among other things, (i) terminate the Existing Credit Agreement, Existing Security Agreement, Existing Pledge Agreement, Existing Subsidiary Guaranty and Existing Contribution Agreement and (ii) require the repayment of all Loans and L/C Obligations under the Existing Facility, together with accrued interest and any fees due at the termination of the Commitments under the Existing Facility. The Administrative Agent under the Existing Facility acknowledges, on behalf of the parties to the Credit Documents under the Existing Facility, that Loans (as defined in this Agreement) drawn under this Agreement may be used simultaneously to repay obligations under the Existing Facility. The "Existing Facility" means the Credit Documents as defined in the Existing Credit Agreement, and the rights and obligations thereunder. Unless otherwise provided above, for purposes of this Section 2.08(a) only, the terms "Loans," "L/C Obligations," "Commitments," "Administrative Agent," and "Credit Documents," have the meanings ascribed to such terms in the Existing Facility.

     (a) The Outstanding L/Cs under the Existing Facility shall be considered Letters of Credit issued under this Agreement (as if they were issued by the L/C Issuer as of the date hereof, and all provisions under this Agreement related to Letters of Credit hereunder, including Section 2.06, shall apply) and shall continue in accordance with their terms. The Borrower represents that there are no unreimbursed obligations under the Outstanding L/Cs.

                                  ARTICLE III

                                Interest and Fees

     Section 3.01 Interest Rate Determination; Conversion. (a) Except to the extent that the Borrower shall request, in a Revolving Credit Request or Conversion Request, that a Revolving Credit Loan bear interest as a Eurodollar Loan, each Loan shall bear interest as an ABR Loan. All Swing Line Loans shall bear interest as ABR Loans and may not be converted into Eurodollar Loans.

     (b) The Borrower may request, by giving a Conversion Request to the Administrative Agent, by telephone, telex, telecopy or in writing not later than 12:00 noon, New York time (if by telephone, to be so confirmed in substantially the form of Exhibit B not later than 2:00 P.M., New York time), on the third Business Day prior to the requested Conversion Date, that all or portions of the outstanding Revolving Credit Loans, in the aggregate principal amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if the aggregate principal amount of outstanding Loans is less than $5,000,000, then all such lesser amount), bear interest from and after the Conversion Date as either ABR Loans or Eurodollar Loans; provided, however, that during the continuance of any Default or Event of Default that shall have occurred, no Revolving Credit Loan (or portion thereof) may be converted into Eurodollar Loans. Upon receipt, the Administrative Agent forthwith shall give notice to each Lender of the substance of each Conversion Request. Upon payment by the Borrower of the amounts, if any, required by Section 4.03, on the Conversion Date the Revolving Credit Loans or portions thereof as to which the Conversion Request was made shall commence to accrue interest in the manner selected by the Borrower therein.

     Section 3.02 Interest on ABR Loans. Each ABR Loan shall bear interest from the date made until the date repaid, or (if converted into a Eurodollar Loan) to (but excluding) the first day of any relevant Interest Period, as the case may be, payable in arrears on the last day of each calendar quarter of each year, commencing with the first such date after the Effective Date, and on the date such Loan is repaid, at a rate per annum equal to the sum of (a) the Alternate Base Rate in effect from time to time and (b) the Applicable Margin.

     Section 3.03 Interest on Eurodollar Loans. (a) Each Eurodollar Loan shall bear interest from the date made until the date repaid or converted to an ABR Loan, payable in arrears, and with respect to Interest Periods of three months or less, on the last day of such Interest Period, and with respect to Interest Periods longer than three months, on the day which is three months after the commencement of such Interest Period and on the last day of such Interest Period, at a rate per annum equal to the sum of (i) the Applicable Margin, and (ii) LIBOR.

     (a) Each Eurodollar Loan shall become an ABR Loan at the end of the Interest Period therefor unless (i) there shall not have occurred and be continuing a Default or Event of Default and (ii) not later than the third Business Day prior to the last day of such Interest Period, the Borrower shall have delivered to the Administrative Agent (x) an irrevocable written election of the subsequent Interest Period therefor, in which case such Eurodollar Loan shall remain outstanding as a Eurodollar Loan, or (y) a Conversion Request with respect thereto, in which case such Eurodollar Loan shall be converted in accordance with Section 3.01(b).

     (b) If, during any period, a Lender shall be required to maintain reserves against "eurocurrency liabilities" in accordance with Federal Reserve Board Regulation D, the Borrower shall pay additional interest during such period on each outstanding Eurodollar Loan of such Lender (contemporaneously with each interest payment due thereon commencing with the first such payment due at least two Business Days after receipt of the notice referred to in the next sentence) at a rate per annum up to but not exceeding the marginal rate determined by the following formula:

                                      LIBOR
                     ---------------------------------------- -- LIBOR
                        1 - Eurodollar Reserve Percentage

Each Lender shall promptly notify the Borrower, with a copy to the Administrative Agent, upon becoming aware that the Borrower may be required to make a payment of additional interest to such Lender. When requesting payment pursuant to this Section 3.03(c), a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate, signed by an officer of such Lender setting forth, in reasonable detail, the basis of such claim, the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Absent manifest error, such certificate shall be binding as to the amounts of additional interest owing in respect of such Lender's Eurodollar Loans. Any Lender that gives notice under this Section 3.03(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) whenever such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease.

     Section 3.04 Interest on Overdue Amounts. Anything herein to the contrary notwithstanding, all overdue amounts hereunder, and, during the continuance of any Event of Default that shall have occurred, each Loan, shall bear interest, payable on demand, at a rate per annum equal to the sum of (i) 2.00% and (ii) the rate then applicable, changing as and when such rate shall change, until, in the case of Eurodollar Loans, the end of the current Interest Period therefor, and thereafter the rate of interest applicable to ABR Loans.

     Section 3.05 Day Counts. Interest on ABR Loans shall be calculated on the basis of (a) a 365-day, or, if applicable, a 366-day, year for the actual number of days elapsed for so long as interest is determined pursuant to clause (i) of the definition of "Alternate Base Rate" and (b) a 360-day year for the actual number of days elapsed otherwise. Interest on all other Loans, and all fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Section 3.07 Maximum Interest Rate. (a) Nothing in this Agreement shall require the Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section 3.06 nor Section 11.01 is intended to limit the rate of interest payable for the account of any Lender to the maximum rate permitted by the laws of the State of New York (or any other applicable law) if a higher rate is permitted with respect to such Lender by supervening provisions of U.S. federal law.

     (b) If the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to this Article III, would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall automatically be reduced to such maximum permissible amount.

     (c) If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to Section 3.06(b) and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the maximum amount permitted by law to be charged by such Lender, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this Section 3.06(c) exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to Section 3.06(b).

     Section 3.08 Fees.

     (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent, for the respective pro rata accounts of the Lenders, on the last day of each calendar quarter of each year, in arrears, commencing with the first such day after the Effective Date, and on the Commitment Termination Date, a fee (the "Commitment Fee") computed by multiplying (i) the average daily Available Commitment over the last calendar quarter (or portion thereof since the date as of which the last Commitment Fee was calculated), by (ii) 0.25% per annum. The Commitment Fee will be calculated based upon the actual number of days elapsed over a 360-day year. In the event that a Rating Event has occurred and is continuing, the applicable per annum commitment fee percentage indicated above will be reduced to 0.20% for all days after such Rating Event and during its continuance.

     (b) Letter of Credit Fees. In lieu of any letter of credit commissions or fees provided for in any letter of credit application (other than documentary and processing charges referred to in clause (iv) below), the Borrower agrees to pay to the L/C Issuer in funds immediately available at the office of the L/C Issuer specified in Section 11.07(a) the following fees and other amounts with respect to each outstanding Letter of Credit (collectively, the "Letter of Credit Fees"):

         (i) an administrative fee equal to 0.100% per annum on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit, payable to the L/C Issuer for its account in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date, and on such expiration date;

          (ii) a letter of credit fee, at a rate per annum equal to the Applicable Margin from time to time in effect for Eurodollar Loans, calculated on a per annum basis (on the basis of actual number of days elapsed over a 360-day year) on the daily amount stated to be available from time to time for drawing under such Letter of Credit from (and including) the date of issuance until (but excluding) the expiration date of such Letter of Credit, payable to the L/C Issuer for the account of the Lenders in arrears on the last day of each calendar quarter, commencing on the first such date after the Borrowing Date, and on such expiration date;

          (iii) with respect to drawings made thereunder, interest, payable on demand to the L/C Issuer (if applicable, for the benefit of the Lenders that have funded a participation therein pursuant to Section 2.06(d)(ii)), on the amount paid by the L/C Issuer in respect of each such drawing from (and including) the date of the drawing to (but excluding) the date such amount is reimbursed by the Borrower, at a rate per annum equal to (A) from (and including) the date of such drawing to (and including) the third Business Day after the date of such drawing, the rate of interest then applicable to ABR Loans, changing as and when said rate shall change, and
     (B) from (but excluding) the third Business Day after the date of such drawing, the sum of (x) 2% and (y) the rate specified in clause (A); and

          (iv) with respect to the issuance, amendment or transfer of such Letter of Credit and each drawing made thereunder, customary documentary and processing charges payable to the L/C Issuer in accordance with the L/C Issuer's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

Promptly upon receipt by the L/C Issuer of any amount described in clause (ii) or (iii) of this Section 3.07(b), the L/C Issuer shall distribute to each Lender that has paid all amounts payable by it under Section 2.06(d) such Lender's ratable share of such amount. Amounts payable under clauses (i) and (iv) of this
Section 3.07(b) shall be retained by the L/C Issuer.

                                   ARTICLE IV

                            Disbursement and Payment

     Section 4.01 Disbursement. (a) Each Loan shall be made by the relevant Lender from such Lender's branch or affiliate identified as its Applicable Lending Office.

     (b) The failure of any Lender to make any Loan to be made by it on the Borrowing Date therefor shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor the Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

     (c) The Administrative Agent may, but shall not be required to, advance on behalf of any Lender the amount of such Lender's Loans to be made on a Borrowing Date, unless such Lender shall have notified the Administrative Agent prior to such Borrowing Date that it does not intend to make such Loans on such date. If the Administrative Agent makes any such advance, the Administrative Agent shall be entitled to recover the amount so advanced on demand from the

Lender on whose behalf such advance was made and, if such Lender does not pay the Administrative Agent the amount of such advance on demand, the Borrower agrees promptly to repay such amount to the Administrative Agent. Until such amount is repaid to the Administrative Agent by such Lender or the Borrower, such advance shall be deemed for all purposes to be a Loan made on such Borrowing Date by the Administrative Agent. The Administrative Agent shall be entitled to recover from the Lender or the Borrower, as the case may be, interest on the amount advanced by it for each day from the Borrowing Date therefor until repaid to the Administrative Agent, at a rate per annum equal to the Federal Funds Rate until the third Business Day after the date of the advance and, thereafter, at the rate per annum equal to the relevant rate on Loans made on the relevant Borrowing Date.

     Section 4.02 Method and Time of Payments; Sharing among Lenders. (a) All funds received by the Administrative Agent for the account of the Lenders in respect of payments made by the Borrower under, or from any other Person on account of, any Credit Document shall be distributed promptly by the Administrative Agent among the Lenders, in like funds as received, ratably in proportion to their respective interests therein. Each payment of the Commitment Fee and each reduction of Commitments shall be apportioned among the Lenders in proportion to each Lender's Pro Rata Share.

     (b) All payments by the Borrower hereunder shall be made without setoff or counterclaim to the Administrative Agent, for its account or for the account of the Lender or Lenders entitled thereto, as the case may be, in dollars and in immediately available funds at the office of the Administrative Agent theretofore designated in writing to the Borrower not later than 11:00 A.M., New York time, on the date when due or, in the case of payments pursuant to Sections 3.04, 4.03, 4.04, 4.06 or payments otherwise specified as payable upon demand, forthwith upon written demand therefor.

     (c) Whenever any payment from the Borrower shall be due on a day that is not a Business Day, the date of payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment from the Borrower is due that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, cause to be distributed to each Lender on such due date an amount equal to the amount then due to such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (e) If any Lender shall receive from the Borrower or any other Person any amount owing under any Credit Document (whether received pursuant to the exercise of any right of set-off, banker's lien, realization upon any security held for or appropriated to such obligation or otherwise) other than in proportion to such Lender's ratable share thereof, then such Lender shall purchase from each other Lender a participating interest in so much of the other Lenders' Loans as shall be necessary in order that each Lender shall share such payment with each of the other

Lenders in proportion to each Lender's ratable share; provided that nothing herein contained shall obligate any Lender to apply any set-off or banker's lien or collateral security permitted hereby first to the obligations of the Borrower hereunder if the Borrower is obligated to such Lender pursuant to other loans or notes. If any purchasing Lender shall be required to return any excess payment received by it, such participation shall be rescinded and the purchase price restored to the extent of such return, but without interest.

     Section 4.03 Compensation for Losses. (a) If (i) the Borrower prepays Loans, or a Conversion Date occurs (except pursuant to Section 4.05), other than on the last day of the relevant Interest Period, (ii) the Borrower revokes any Borrowing Request, (iii) Loans (or portions thereof) are converted into ABR Loans (except pursuant to Section 4.05) or (iv) Loans (or portions thereof) shall become or be declared to be due prior to the Commitment Termination Date, then the Borrower shall pay to each Lender an amount that will compensate such Lender for any loss (other than lost profit) or premium or penalty incurred by such Lender as a result of such prepayment, conversion, declaration or revocation in respect of funds obtained for the purpose of making or maintaining such Lenders' Loans, or any portion thereof. Such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so paid or prepaid, or not borrowed or converted, for the period from the date of such payment or prepayment or conversion or failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the expected Borrowing Date) in each case at the applicable rate of interest for such Loan (excluding, however, any margin included therein) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued on such amount were it on deposit for a comparable period with leading banks in the London interbank market or in the New York certificate of deposit market, as the case may be.

     (b) If requested by the Borrower, in connection with a payment due pursuant to this Section 4.03, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. In the absence of manifest error, such certificate shall be conclusive as to the amount required to be paid.

     Section 4.04 Withholding and Additional Costs.

          (a) Withholding. Section 4.05 All payments under this Agreement and under the Notes (including payments of principal and interest) shall be payable to each Lender free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities and similar charges other than Excluded Taxes (collectively, "Taxes"). If any Taxes are required to be withheld or deducted from any amount payable under this Agreement, then the amount payable under this Agreement shall be increased to the amount which, after deduction from such increased amount of all Taxes required to be withheld or deducted therefrom, will yield to such Lender the amount stated to be payable under this Agreement. The Borrower shall also hold each Lender harmless and indemnify it for any stamp or other taxes with respect to the preparation, execution, delivery, recording, performance or enforcement of the Credit Documents (all of which shall be included within "Taxes"). If any of the Taxes specified in this
     Section 4.04(a) are paid by any Lender, the Borrower shall, upon demand of such Lender, promptly reimburse such Lender for such payments, together with any interest, penalties and expenses incurred in connection therewith. The Borrower shall deliver to the Administrative Agent certificates or other valid vouchers for all Taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder. Notwithstanding the foregoing, the Borrower shall be entitled, to the extent required to do so by law, to deduct or withhold (and shall not be required to make payments as otherwise required by this Section 4.04 on account of such deductions or withholdings) income or other similar taxes imposed by the United States of America from interest, fees or other amounts payable hereunder for the account of any Lender other than a Lender (A) that is a U.S. Person for U.S. federal income tax purposes or (B) that has the Prescribed Forms on file with the Borrower for the applicable year to the extent deduction or withholding of such taxes is not required as a result of such filing of such Prescribed Forms; provided that, if the Borrower shall so deduct or withhold any such taxes, the Borrower shall provide a statement to the Administrative Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax.

          (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent two duly completed copies of the appropriate and relevant United States Internal Revenue Service Form W-8 (or any successor form or forms), certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes ("Prescribed Forms"). Each Lender that so delivers such Prescribed Forms further undertakes to deliver to the Borrower and the Administrative Agent two additional copies of such Prescribed Forms on or before the date that such Prescribed Forms expire or become obsolete or after the occurrence of any event requiring a change in the most recent Prescribed Forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such Prescribed Forms inapplicable or which would prevent such Lender from duly completing and delivering Prescribed Forms with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If any Lender that is not incorporated under the laws of the United States of America or a state thereof fails to comply with the provisions of this Section, the Borrower and/or the Administrative Agent, may, as required by law, deduct and withhold federal income tax payments from payments to such Lender under this Agreement.

     (b)  Additional Costs. Subject to Sections 4.04(c) and (d):


          (i) Without duplication of any amounts payable described in Section 3.03(c), 4.03 or 4.04(a) or 4.04(b)(ii), if any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof, or the enactment of any law or regulation shall result in the imposition upon any Lender (or such Lender's Applicable Lending Office) of (1) any reserve, special deposit or similar requirement against any Lender's Commitment, Loans or L/C Obligations or (2) any other condition regarding this Agreement, its Commitment, Loans or L/C Obligations, and the result of any event referred to in clause (1) or (2) shall be to increase the cost of maintaining such Commitment, Loan or L/C Obligation (which increase in cost shall be calculated in accordance with such Lender's reasonable averaging and attribution methods) by an amount which such Lender deems to be material, then, upon demand by such Lender, the Borrower shall pay to such Lender an amount equal to such increase in cost; and

          (ii) Without duplication of any amounts payable described in Section 3.03(c), 4.03, 4.04(a) or 4.04(b)(i), if any Lender shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, (including any such adoption or change made prior to the date hereof but not effective until after the date hereof) or compliance by such Lender (or such Lender's Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital for such Lender (or such Lender's Applicable Lending Office) or any corporation controlling such Lender as a consequence of its obligations under this Agreement to a level below that which such Lender (or such Lender's Applicable Lending Office) or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's (or such Lender's Applicable Lending Office) or such corporation's policies with respect to capital adequacy), then from time to time, upon demand by such Lender, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or such Lender's Applicable Lending Office) or such corporation for such reduction.

     (c) Lending Office Designations. Before making any demand for payment pursuant to this Section 4.04, each Lender shall, if possible, designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

     (d) Certificate, Etc. If requested by the Borrower, in connection with any demand for payment pursuant to this Section 4.04, a Lender shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrower to such Lender, the computations made by such Lender to determine such amount and satisfaction of the conditions set forth in the next sentence. Anything to the contrary herein notwithstanding, no Lender shall have the right to demand any payment or compensation under this Section 4.04 (i) with respect to any period more than 90 days prior to the date it has made a demand pursuant to this Section 4.04 or (ii) to the extent that such Lender determines in good faith that the interest rate or margin on the relevant Loans appropriately accounts for any increased cost or reduced rate of return. In the absence of manifest error, the certificate referred to above shall be conclusive as to the amount required to be paid.

     Section 4.05 Impracticability. If at any time any Lender shall determine in good faith (which determination shall be conclusive) that the making or maintenance of all or any part of such Lender's Eurodollar Loans has been made impracticable or unlawful because of compliance by such Lender in good faith with any law or guideline or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of such body (whether or not having the effect of law) or because dollar deposits in the amount and requested maturity of such Eurodollar Loans are not available to such Lender in the London eurodollar interbank market, then the Administrative Agent, upon notice to it of such determination by such Lender, shall promptly advise the other Lenders and the Borrower thereof. Upon such date as shall be specified in such notice and until such time as the Administrative Agent, upon notice to it by such Lender, shall notify the Borrower and the other Lenders that the circumstances specified by it in such notice no longer apply, (a) notwithstanding any other provision of this Agreement, such Eurodollar Loans shall, automatically and without requirement of further notice, or any payment pursuant to Section 4.03 or 4.04, be converted to ABR Loans and (b) the obligation of such Lender to make or continue Eurodollar Loans shall be suspended, and, if the Borrower shall request in a Revolving Credit Request or Conversion Request that the Lenders make Eurodollar Loans, the Revolving Credit Loan requested so to be made by such Lender shall instead be made as an ABR Loan.

     Section 4.06 Expenses; Indemnity. (a) The Borrower will (i) pay or reimburse the Sole Lead Arranger and Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Credit Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of Sullivan & Cromwell, counsel to the Administrative Agent; (ii) pay or reimburse the Sole Lead Arranger, each Lender and the Administrative Agent for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, any other Credit Documents, and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders and the Lenders; and
(iii) pay and reimburse (A) each Lender for any payments made by such Lender to the Administrative Agent pursuant to Section 9.06 and (B) the Administrative Agent for any and all liabilities, expenses or disbursements incurred by it which are the subject of indemnification payments from the Lenders to the extent that the Administrative Agent, for whatever reason, did not receive such indemnification payments from any Lender or Lenders. The Borrower also agrees to indemnify each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any Credit Document.

     (b) The Borrower will indemnify the Sole Lead Arranger, the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents and Affiliates (for purposes of this paragraph, each, an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including reasonable fees and expenses of counsel) incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of any Credit Document or any agreement or instrument contemplated by any Credit Document, the performance by the parties thereto of their respective obligations under any Credit Document or the consummation of the transactions and the other transactions contemplated by any Credit Document,
(ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that the Lenders will make reasonable efforts to coordinate and to utilize the minimum number of law firms or counsel reasonably necessary to conduct properly any litigation with respect to which indemnity is sought under this Section 4.06(b).

     (c) The Borrower will indemnify the Sole Lead Arranger, the Administrative Agent and the L/C Issuer and their respective directors, officers, employees, agents and Affiliates (for purposes of this paragraph, each, an "Indemnitee") against, and will hold each Indemnitee harmless from, any and all claims, liabilities, damages, losses, costs, charges and expenses (including fees and expenses of counsel) incurred by or asserted against any of them arising out of, in any way connected with, or as a result of (i) the issuance of any Letter of Credit or (ii) the failure of the L/C Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any Governmental Authority; provided that such indemnity shall not, as to any such Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) are attributable to taxes, levies, imposts, duties, deductions, withholdings, fees, liabilities or similar charges whether or not the Borrower is required to pay amounts with respect thereto under this Agreement. As between the Borrower and the L/C Issuer, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, a beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, no Indemnitee shall be responsible for any of the following: (A) the form, validity, sufficiency, accuracy, genuineness or legal effects of any documents submitted by any party in connection with the request and application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason whatsoever; (C) any failure of a beneficiary of any Letter of Credit to comply with any condition of drawing thereunder; (D) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not in cipher; (E) any error in interpretation; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) any misapplication by a beneficiary of any Letter of Credit of the proceeds of any drawing thereunder; or (H) any consequences arising from or related to events or circumstances beyond the control of the L/C Issuer, including any act or omission, whether rightful or wrongful, of any Governmental Authority. In furtherance and not in limitation of the specific provisions herein set forth, any action taken or omitted by the L/C Issuer under or in connection with any Letter of Credit or related certificates, if taken or omitted in good faith, shall not result in or give rise to any liability of any Indemnitee to the Borrower. Notwithstanding any of the foregoing, nothing in this Section 4.06(c) shall relieve the L/C Issuer of any liability determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the L/C Issuer.

     (d) All amounts due under this Section 4.06 shall be payable in immediately available funds upon written demand therefor.

     Section 4.07 Replacement of Lenders. If no Default or Event of Default shall have occurred and be continuing, the Borrower may, at any time, replace any Lender that has requested the Borrower to pay amounts pursuant to Section
4.04 or whose obligation to make any Loans has been suspended pursuant to
Section 4.05 (each, an "Affected Lender"), by giving not less than 10 Business Days' prior written notice to the Administrative Agent (which shall promptly notify such Affected Lender and each other Lender), that it intends to replace such Affected Lender with one or more lenders (including, but not limited to, any other Lender under this Agreement) selected by the Borrower and reasonably acceptable to the Administrative Agent, provided that such replacement Lender shall also agree to become a replacement Lender. The method (whether by assignment or otherwise) of and documentation for such replacement shall be reasonably acceptable to the Affected Lender, the other Lenders and the Administrative Agent. Upon the effective date of any replacement under this
Section 4.07, and as a condition thereto, the Borrower shall, or shall cause the replacement Lender or Lenders to, pay to the Affected Lender being replaced any amounts owing to such Affected Lender hereunder (including, without limitation, interest, fees, compensation and additional amounts under this Article IV, in each case accrued to the effective date of such replacement), whereupon (i) each replacement lender shall become a "Lender" for all purposes of this Agreement having a Commitment in the amount of such Affected Lender's Commitment assumed by it, (ii) the Commitment of the Affected Lender being replaced shall be terminated upon such effective date and (iii) the Affected Lender shall cease to be a "Lender" as of such effective date.

     Section 4.08 Survival. The provisions of Sections 4.03, 4.04 and 4.06, shall remain in effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document or any investigation made by or on behalf of the Lenders.

                                   ARTICLE V

                         Representations and Warranties

     Section 5.01 Representations and Warranties. The Borrower represents and warrants to the Administrative Agent, the L/C Issuer and each Lender as follows:

          (a) Corporate Organization and Power. The Borrower is a corporation, duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation; it has all necessary corporate power to own its property and to carry on its business as now being conducted; and it is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified, or to be in good standing, could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) Subsidiaries. Schedule 5.01(b) (as updated from time to time pursuant to Section 7.01) identifies each Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary (other than inactive Subsidiaries, as identified on Schedule 5.01(b)) is a corporation, duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. All such shares owned by the Borrower are owned beneficially and of record, free of any Lien, other than Liens granted under the Existing Pledge Agreement.

               (c) Corporate Authority. The Borrower has all necessary corporate power and authority to execute and deliver, and to incur and perform its obligations under, each of the Credit Documents, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance of, or the exercise by the Administrative Agent or the Lenders of any of their rights or remedies under, any Credit Document.

               (d) Authorizations. All authorizations, consents, approvals, registrations, notices, exemptions and licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by the Borrower of, and the incurrence and performance of each of its obligations under, each of the Credit Documents, and the exercise by the Administrative Agent and the Lenders of their remedies under each of the Credit Documents have been effected or obtained and are in full force and effect.

               (e) Binding Obligation. Each of the Credit Documents (other than the Notes) constitutes and, when issued in accordance with the terms hereof, each Note will constitute, the valid and legally binding obligation of the Borrower enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (f) Litigation; Labor Controversies. Except as described in
          Schedule 5.01(f) and updated through Section 7.01(k), there are no proceedings or investigations now pending or, to the knowledge of the Borrower, threatened before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.01(f), there are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (g) No Conflicts. There is no law, regulation, rule, order or judgment, and no provision of any material agreement or instrument binding upon the Borrower or any

          Subsidiary, or affecting their properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of the Borrower or any Subsidiary, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Borrower under, any Credit Document, or result in or require the creation or imposition of any Lien on property of the Borrower or any Subsidiary as a consequence of the execution, delivery and performance of any Credit Document.

               (h) Financial Condition. (i) The consolidated balance sheet of the Borrower as of March 2, 2002, together with consolidated statements of income, retained earnings, paid-in capital and surplus and cash flows for the fiscal year then ended, audited and reported upon by the Borrower's outside independent certified public accounting firm, previously delivered to the Administrative Agent and the Lenders, fairly present the consolidated financial condition, consolidated results of operations and transactions in surplus accounts of the Borrower as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied throughout the period involved. There are no material liabilities (whether known or unknown, direct or indirect, fixed or contingent, and of any nature whatsoever) of the Borrower or any Subsidiary as of the date of such balance sheet that are not reflected therein or in the notes thereto.

               (ii) Except as provided in Schedule 5.01(h)(ii), there has been no material adverse change in the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Borrower and the Subsidiaries, taken as a whole, since the date of the balance sheet dated March 2, 2002 referred to in Section 5.01(h)(i).

               (i) Taxes. The Borrower and its Subsidiaries (with the exception of Harmon Sdn Bhd for which Malaysia tax returns for fiscal years 1996 through 2001 are in the process of being prepared, as long as such Subsidiary does not have tax liability of greater than US $500,000) have filed all United States federal tax returns, and all other tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are adequate.

               (j) Margin Regulations; Margin Stock; Use of Proceeds. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. The proceeds of the Loans and Letters of Credit are to be used solely for the purposes set forth in and permitted by Section 7.01(k). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of the Margin Regulations.

          (k) Compliance with ERISA. With respect to each Plan, the Borrower and each other member of the ERISA Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA, and with the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          (l) Not an Investment Company. Neither the Borrower nor any Subsidiary is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

          (m) Properties. The Borrower and the Subsidiaries each has good and marketable title to, or valid leasehold interests in, all of its respective properties and assets that are reflected on the consolidated balance sheet of the Borrower as of the most recent date, except for such immaterial properties and assets as have been disposed of in the ordinary course of business and except for minor defects in title that do not interfere with the ability of the Borrower or any Subsidiary to conduct its business as now conducted. All such assets and properties are so owned or held free and clear of all Liens, except Permitted Liens.

          (n) Compliance with Laws. The Borrower and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent failure to have the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries is in material compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except for any such law, regulation, ordinance or order which, the failure to comply therewith, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Environmental Protection. To the Borrower's knowledge, based upon reasonable investigation, all real property owned or leased by the Borrower or any Subsidiary is free of contamination from any substance that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or constituent thereof, currently identified or listed as hazardous or toxic pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., or any other Environmental Laws, or any other substance which has in the past or could at any time in the future cause or constitute a health, safety or environmental hazard to any person or property, including asbestos in any building, petroleum products, PCBs, pesticides, or radioactive materials. To the Borrower's knowledge, based upon reasonable investigation, neither the Borrower nor any Subsidiary has caused or suffered to occur any release of any Hazardous Substance into the environment or any other conditions that, individually or in the aggregate, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, or result in any violations of any Environmental Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Borrower's knowledge, based upon reasonable investigation, neither the Borrower nor any Subsidiary has caused or suffered to occur any condition on any of their property that could give rise to the imposition of any Lien under the Environmental Laws. To the Borrower's knowledge, based on reasonable investigation, to the extent that any Subsidiary is engaged in any manufacturing or any other operations, other than the use of petroleum products for vehicles, that require the use, handling, transportation, storage or disposal of any Hazardous Substance, such Subsidiary possesses all necessary permits required for such manufacturing or operations and are in compliance with the laws, rules and regulations applicable to such permit holders, except to the extent failure to have the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower is not engaged in any manufacturing or any other operations, other than the use of petroleum products for vehicles, that require the use, handling, transportation, storage or disposal of any Hazardous Substance, where such operations require permits or are otherwise regulated pursuant to the Environmental Laws.

          (p) Insurance. All of the properties and operations of the Borrower and each Subsidiary of a character usually insured by companies of established reputation engaged in the same or a similar business similarly situated are adequately insured, by financially sound and reputable insurers, against loss or damage of the kinds and in amounts customarily insured against by such Persons, and the Borrower and the Subsidiaries carry, with such insurers in customary amounts, such other insurance, including larceny, embezzlement or other criminal misappropriation insurance and business interruption insurance, as is usually carried by companies of established reputation engaged in the same or a similar business similarly situated.

          (q) No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) subject to any law, regulation, rule or order that (individually or in the aggregate) materially and adversely affects the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation to which it is a party, which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

          (r) Full Disclosure. All information relating to the Borrower or its Subsidiaries delivered in writing to the Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents is true and complete in all material respects. There is no material fact of which the Borrower is aware which, individually or in the aggregate, could reasonably be expected to influence adversely any Lender's credit analysis relating to the Borrower and its Subsidiaries which has not been disclosed to the Lenders in writing.

     Section 5.02 Survival. All representations and warranties made by the Borrower in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, shall (i) be considered to have been relied upon by the Lenders, (ii) survive the making of Loans and the issuance of Letters of Credit regardless of any investigation made by, or on behalf of, the Lenders, and (iii) continue in full force and effect as long as the Commitments have not been terminated and, thereafter, so long as any Loan, L/C Obligation, Commitment Fee, Letter of Credit Fee or other amount payable under any Credit Document remains unpaid.

                                   ARTICLE VI

                              Conditions Precedent

     Section 6.01 Conditions to the Availability of the Commitments. The obligations of each Lender and the L/C Issuer hereunder are subject to, and the Lenders' Commitments shall not become available until the earliest time (the "Effective Time") on which each of the following conditions precedent shall have been satisfied, or waived in writing by each of the Lenders:

          (a) Credit Documents. The Administrative Agent shall have received this Agreement duly executed and delivered by each of the Lenders and the Borrower and shall have received the Contribution Agreement and the Subsidiary Guaranty, as well as any other Credit Documents, duly executed and delivered by each of the parties thereto.

          (b) Evidence of Corporate Action. The Administrative Agent, for each of the Lenders, shall have received the following:

               (i) a copy of the Articles of Incorporation of the Borrower, as in effect on the Effective Date, certified by the Secretary of State of Minnesota, and a certificate from such Secretary of State as to the good standing of the Borrower, in each case as of a date reasonably close to the Effective Date;

               (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Effective Date, stating (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on such date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the various Credit Documents, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer executing this Agreement or any document delivered in connection herewith on behalf of the Borrower;

               (iii) a copy of the Articles of Incorporation or other governing document of each of the Subsidiaries that is a party to any Guaranty Document, as in effect on the Effective Date, certified by the Secretary of State of the jurisdiction of its incorporation or formation, and a certificate from each such

          Secretary of State as to the good standing of such Subsidiary, in each case as of a date reasonably close to the Effective Date; and

               (iv) a certificate of the Secretary or Assistant Secretary of each of the Subsidiaries that is a party to any Guaranty Document, dated the Effective Date, stating (A) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Subsidiary authorizing the execution, delivery and performance of each such Guaranty Document, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (B) as to the incumbency and signature of each officer executing each such Guaranty Document or any document delivered in connection with this Agreement or any such Guaranty Document on behalf of such Subsidiary.

          (c) Opinions of Counsel. The Administrative Agent, for each of the Lenders, shall have received a favorable written opinion, dated the Effective Date and addressed to the Lenders under this Agreement, of (i) Dorsey & Whitney LLP, counsel for the Borrower, in substantially the form of Exhibit D-1, (ii) General Counsel to the Borrower, in substantially the form of Exhibit D-2, and (iii) Sullivan & Cromwell, counsel for the Administrative Agent, in substantially the form of Exhibit D-3.

          (d) Representations and Warranties; Covenants. The representations and warranties set forth in Section 5.01 shall be true and correct on the Effective Date, and the Lenders shall have received a certificate, signed by a Responsible Officer of the Borrower, to that effect. The Borrower shall be compliant with all of the covenants set forth in Sections 7.01, 7.02, and 7.03 as of the Effective Date, and the Lenders shall have received a certificate, signed by a Responsible Officer of the Borrower, to that effect.

          (e) Existing Facility. Each of the Existing Credit Agreement, the Existing Contribution Agreement, the Existing Pledge Agreement, the Existing Security Agreement and the Existing Subsidiary Guaranty shall have been cancelled or terminated in accordance with its respective terms, any promissory notes issued thereunder shall have been cancelled or returned to the Borrower, all outstanding Loans and L/C Obligations shall have been repaid or reimbursed, and the Termination Agreement shall have been duly executed and delivered to the Administrative Agent. The parties hereto agree that a Revolving Credit Request may be made under this Agreement simultaneously to repay or reimburse all outstanding obligations under the Existing Facility.

          (f) Other Documents. The Lenders shall have received such other certificates, opinions and other documents as the Administrative Agent or the Required Lenders reasonably may require.

          (g) Fees. The Administrative Agent, the Sole Lead Arranger and the Lenders shall have received any fees or other payments which are due and payable at closing pursuant to this Agreement or the fee letter agreement, dated as of February 12, 2002, among the Borrower, The Bank of New York and the Sole Lead Arranger, at or prior to the Effective Time.

     Section 6.02 Conditions to All Loans. The obligations of each Lender to make each Loan and of the L/C Issuer to issue each Letter of Credit are subject to the conditions precedent that, on the date of each Loan or Letter of Credit and after giving effect thereto, each of the following conditions precedent shall have been satisfied, or waived in writing by the Lenders:

          (a) Borrowing Request. The Administrative Agent shall have received a Revolving Credit Request, Swing Line Request or L/C Request in accordance with the terms of this Agreement.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default occur as a result of the making of such Loan or the issuance of such Letter of Credit.

          (c) Representations and Warranties; Covenants. The representations and warranties contained in Section 5.01 shall have been true and correct when made and (except to the extent that any representation or warranty speaks as of a date certain) shall be true and correct on the Borrowing Date with the same effect as though such representations and warranties were made on such Borrowing Date; and the Borrower shall have complied with all of its covenants and agreements under the Credit Documents.

     Section 6.03 Satisfaction of Conditions Precedent. Each of (i) the delivery by the Borrower of a Revolving Credit Request, Swing Line Request or L/C Request and (ii) the acceptance of the proceeds of a Loan shall be deemed to constitute a certification by the Borrower that, as of the Borrowing Date, each of the conditions precedent contained in Section 6.02 has been satisfied with respect to any Loans then being made.

                                   ARTICLE VII

                                    Covenants

     Section 7.01 Affirmative Covenants. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will:

          (a)  Financial Statements; Compliance Certificates. Furnish to the
     Lenders:

               (i) as soon as available, but in no event more than 45 days following the end of each of the first three quarters of each fiscal year, copies of the Borrower's Quarterly Report on Form 10-Q being filed with the SEC, which shall include a consolidated balance sheet and consolidated income statement of the Borrower and the Subsidiaries for such quarter;

               (ii) as soon as available, but in no event more than 90 days following the end of each fiscal year, a copy of the Borrower's Annual Report on Form 10-K being filed with the SEC, which shall include the consolidated financial statements of the Borrower and the Subsidiaries, together with an audit report thereon by the Borrower's outside independent certified public accounting firm

          (or another firm of independent certified public accountants reasonably satisfactory to the Lenders), for such year;

               (iii) together with each report delivered pursuant to Sections 7.01(a)(i) and (ii), a certificate of the Borrower, signed by a Responsible Officer, in substantially the form of Exhibit E, stating whether, as of the last date of the financial statements included in such report, any event occurred or circumstance existed which, individually or in the aggregate, constituted a Default or Event of Default (and, if so, detailing the facts with respect thereto) and whether the Borrower was in compliance with the covenants set forth in this Article VII, together with calculations to establish the Borrower's compliance with the covenants contained in Section 7.03;

               (iv) promptly upon the filing by the Borrower with the SEC or any national securities exchange of any registration statement (other than a registration statement on Form S-8 or an equivalent form) or regular periodic report (other than the reports referred to in Sections 7.01(a)(i) and (ii)), notification of such filing; and, at the request of any Lender, the Borrower shall deliver to such Lender a copy of such filing (excluding exhibits);

               (v) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (vi) within two Business Days of any Responsible Officer of the Borrower obtaining knowledge of any Default or Event of Default, a certificate of a Responsible Officer of the Borrower stating that such certificate is a "Notice of Default" and setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (vii) quarterly, an updated Schedule 5.01(b), provided that any new U.S. Subsidiaries shall be reported to the Administrative Agent, and shall become a party to the Subsidiary Guaranty, within 3 Business Days of such entity becoming a U.S. Subsidiary; and

               (viii) such additional information, reports or statements, regarding the business, financial condition or results of operations of the Borrower and its Subsidiaries, as the Administrative Agent or any of the Lenders from time to time may reasonably request.

          If any Subsidiary of the Borrower files on behalf of itself with the SEC any of the documents described in Sections 7.01(a)(i) through 7.01(a)(v) above, the Borrower or such Subsidiary will furnish such documents to the Lenders in accordance with those Sections.

          (b) Corporate Existence. Except as permitted by Section 7.02(a), maintain, and cause each Subsidiary to maintain, its corporate existence in good standing and to qualify and remain qualified to do business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business is such that the failure to qualify, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c) Conduct of Business. Preserve, renew and keep in full force and effect, and cause each Subsidiary to preserve, renew and keep in full force and effect, all its franchises and licenses necessary or desirable in the normal conduct of its business and the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and comply, and cause each Subsidiary to comply, with all applicable laws, orders, rules and regulations of all Governmental Authorities the failure with which so to comply, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (d) Authorizations. Obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities required for the validity or enforceability of the Credit Documents.

          (e) Taxes. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges upon it, its income and its properties prior to the date on which penalties are attached thereto, except to the extent that (i) such taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings by the Borrower or such Subsidiary, as the case may be, (ii) unless the amount thereof is not material to the Borrower's consolidated financial condition, adequate reserves are maintained (in accordance with GAAP) by the Borrower or such Subsidiary, as the case may be, with respect thereto, and (iii) any failure to pay and discharge such taxes, assessments and governmental charges could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (f) Insurance. Maintain, and cause each Subsidiary to maintain, insurance with reputable insurance companies against such risks, of such types (including general liability, larceny, embezzlement or other criminal misappropriation insurance), on such properties and in such amounts as is customarily maintained by similar businesses similarly situated; and file and cause each Subsidiary to file with the Administrative Agent upon its request or the request of any Lender a detailed list of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

          (g) Inspection. Upon reasonable notice, permit, and cause each Subsidiary to permit, the Administrative Agent and the Lenders to have one or more of their officers and employees, or any other Person or Persons designated by the Administrative Agent or the Lenders, reasonable access, prior to the occurrence and continuance of any Default or Event of Default, at the expense of the Administrative Agent and the Lenders and at any time a Default or Event of Default has occurred and is continuing, at the Borrower's expense, to any of the properties of the Borrower and the Subsidiaries and to examine the minute books, books of account and other records of the Borrower and the Subsidiaries, and discuss its affairs, finances and accounts with its officers and with the Borrower's independent accountants, during normal business hours and at such other reasonable times, for the purpose of monitoring the Borrower's compliance with its obligations under the Credit Documents; provided, however, that except upon the occurrence and during the continuance of any Default or Event of Default, not more than one such set of visits and inspections may be conducted each calendar quarter.

          (h) Maintenance of Records. For the Borrower and each of its Subsidiaries (i) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books reserves with respect to all taxes, assessments, charges, reviews and claims; and
     (iii) on a current basis, set up on its books, from its earnings, appropriate reserves against doubtful accounts receivable, advances and investments and all other proper reserves (including by reason of enumeration, reserves for premiums, if any, due on required prepayments and reserves for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. (All determinations pursuant to this Section 7.01(h) shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the independent auditors regularly engaged by the Borrower.)

          (i) Maintenance of Property. Maintain, keep and preserve and cause each Subsidiary to maintain, keep and preserve all of its properties in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, and improvements thereto, except to the extent that any failure so to maintain, keep and preserve such properties, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (j)  ERISA. Furnish to the Lenders:

               (i) within ten days after a Responsible Officer learns that any "reportable event" (as defined in Section 4043(c) of ERISA), other than a reportable event for which the 30-day notice requirement has been waived by the PBGC, has occurred with respect to a Pension Plan, a statement setting forth details as to such reportable event and the action proposed to be taken with respect thereto;

               (ii) within ten days after receipt thereof, a copy of any notice that any member of the ERISA Group may receive from the PBGC relating to the intention of the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Plan;

               (iii) within ten days after filing with any affected party (as such term is defined in Section 4001 of ERISA) of a notice of intent to terminate a Pension Plan, a copy of such notice and a statement setting forth the details of such termination, including the amount of liability, if any, of any member of the ERISA Group under Title IV of ERISA;

               (iv) within ten days after the adoption of an amendment to a Pension Plan if, after giving effect to such amendment, the Pension Plan is a plan described in Section 4021(b) of ERISA, a statement setting forth the details thereof;

               (v) within 30 days after withdrawal from a Pension Plan during a plan year for which any member of the ERISA Group could be subject to liability under Section 4063 or 4064 of ERISA, a statement setting forth the details thereof, including the amount of such liability;

               (vi) within 30 days after cessation of operations by any member of the ERISA Group at a facility under the circumstances described in
          Section 4062(e) of ERISA, a statement setting forth the details thereof, including the amount of liability of the Borrower or a member of the ERISA Group under Title IV of ERISA;

               (vii) within ten days after adoption of an amendment to a Pension Plan which would require security to be given to the Pension Plan pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, a statement setting forth the details thereof, including the amount of such security;

               (viii) within ten days after failure by any member of the ERISA Group to make payment to a Pension Plan which would give rise to a lien in favor of the Plan under Section 302(f) of ERISA, a statement setting forth the details thereof, including the amount of such lien;

               (ix) within ten days after the due date for filing with the PBGC, pursuant to Section 412(n) of the Code, of a notice of failure to make a required installment or other payment with respect to a Pension Plan, a statement setting forth details as to such failure and the action proposed to be taken with respect thereto; and

               (x) within 30 days after receipt thereof by any member of the ERISA Group from the sponsor of a Multiemployer Plan, a copy of each notice concerning the imposition of withdrawal liability or the termination or reorganization of a Multiemployer Plan.

          (k) Notice of Defaults and Adverse Developments. Promptly notify the Administrative Agent upon the discovery by any Responsible Officer of the occurrence of (i) any Default or Event of Default; (ii) any event, development or circumstance whereby the financial statements most recently furnished to the Administrative Agent or any of the Lenders fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operating results of the Borrower and the Subsidiaries as of the date of such financial statements; (iii) any litigation or proceedings that are instituted or threatened (to the knowledge of the Borrower) against the Borrower or any Subsidiary or any of their respective assets that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iv) any event, development or circumstance which, individually or in the aggregate, could reasonably be expected to result in an event or default (or, with the giving of notice or lapse of time or both, an event of default) under any Indebtedness and the amount thereof, provided that such notice need only be given for an item of Indebtedness greater than $25,000 and must be given within 30 calendar days of such event, development or circumstance; and (v) any other development in the business or affairs of the Borrower or any Subsidiary if the effect thereof would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; in each case describing the nature thereof and the action the Borrower proposes to take with respect thereto. (Upon receipt, the Administrative Agent shall promptly advise each Lender of the contents of any such notice.)

          (l) Use of Proceeds. Use each Loan, and the credit provided by Letters of Credit, only (i) to repay Indebtedness outstanding at the Effective Time, (ii) for working capital requirements and (iii) for general corporate purposes, including Capital Expenditures and permitted Investments. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.02(b) hereof will be margin stock (within the meaning of the Margin Regulations).

          (m) Environmental Matters. (i) Comply, and cause each Subsidiary to comply, in all material respects with all applicable Environmental Laws,
     (ii) notify the Administrative Agent promptly after becoming aware of any Environmental Claim, or any fact or circumstance that could reasonably be expected to result in an Environmental Claim or a violation of any Environmental Law that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, with respect to the Borrower's or any Subsidiaries' properties or facilities, and (iii) promptly forward to the Administrative Agent a copy of any material order, notice, permit, application, or any other communication or report received in connection with any such matters as they may affect such premises.

          (n) Measurement Date. Provide to the Administrative Agent the Debt/EBITDA Ratio within one Business Day of (i) the date a Revolving Credit Request (which designates Eurodollar Loans), L/C Request or Conversion Request is submitted by the Borrower, (ii) the date any Responsible Officer obtains actual knowledge of a change in the Debt/EBITDA Ratio, (iii) the date the Administrative Agent or any Lender requests such ratio and (iv) the last day of every month, in each case calculated as of the date of such event or occurrence and calculated (for purposes of event
     (i) above) after giving effect to the borrowing, obligation or conversion requested under the Revolving Credit Request, L/C Request or Conversion Request.

     Section 7.02 Negative Covenants. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not:

          (a) Mergers, Consolidations and Sales of Assets. Be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or Property, including any disposition of assets or Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable, or permit any Subsidiary so to do; provided, however, that, subject to compliance with the other negative covenants in this Section 7.02, this Section shall not apply to, nor operate to prevent, (i) the Borrower being a party to any merger where the Borrower is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist, (ii) any Subsidiary (A) merging into the Borrower or (B) being a party to any merger which does not involve the Borrower where a Subsidiary is the surviving Person if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Borrower or any Subsidiary from selling its inventory in the ordinary course of its business, (iv) any dissolution of an inactive Subsidiary that would not have a Material Adverse Effect, if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (v) any Like-Kind Exchange. For the avoidance of doubt, the limitation on disposition of a "substantial" amount or part of the assets of the Borrower as used in this Section shall mean (w) a limitation of not greater than 10% (excluding Like-Kind Exchanges) of the total consolidated assets of the Borrower per fiscal year over all transactions during that year (computed based upon the total consolidated assets of the Borrower set forth on the consolidated balance sheet of Borrower prepared as of the last day of the previous fiscal year) and (x) an aggregate limitation of not greater than 25% (excluding Like-Kind Exchanges) of the total consolidated assets of the Borrower from the Effective Date to the Commitment Termination Date (computed based upon the total consolidated assets of the Borrower set forth on the consolidated balance sheet of Borrower prepared as of March 2, 2002 and described in Section 5.01(h)). The consideration paid for any assets or Property in any sale, transfer, lease or other disposition of assets or Property permitted by this Section 7.02(a): (y) must be Fair Market Value for such assets or Property and (z) must be at least 75% in the form of cash or cash equivalents.

          (b) Liens. Create, incur, assume or suffer to exist any Lien, or permit any Subsidiary so to do, upon or in any of its Property or assets, whether now owned or hereafter acquired, except the following Liens (collectively, "Permitted Liens"):

               (i) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made or surety bonds or other obligations of like nature (which for the purposes of this Agreement shall include letters of credit in the nature of a surety bond) required to be obtained in the ordinary course of business in connection with any of the foregoing; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

               (ii) Mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

               (iii) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

       (iv) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $2,500,000 at any time outstanding;

       (v) Liens upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of the acquisition of such Property to finance the purchase price of such Property (excluding Liens otherwise permitted pursuant to Sections 7.02(b)(vii), 7.02(b)(viii) or 7.02(b)(ix) below), provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $15,000,000 at any time outstanding;

       (vi) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

       (vii) Liens (including any mortgages or other Liens on real Property, subject to the approval of the Administrative Agent) listed on Schedule 7.02(b) (which Liens could not reasonably be expected, in the aggregate, to have a Material Adverse Effect);

       (viii) Liens securing Indebtedness of a Subsidiary of the Borrower incurred in connection with the acquisition or construction of Property of such Subsidiary; provided that such Lien is limited to the Property being financed by such Indebtedness and any revenues of such Subsidiary directly attributable to such Property; and provided, further, that the Indebtedness secured by such Lien is non-recourse to the Borrower and its Subsidiaries;

       (ix) Liens upon property resulting from the sale by the Borrower or any Subsidiary of Property and the leasing of the same or similar property from the purchaser thereof (or a subsequent purchaser or lessee), provided that any sale/leaseback transaction complies with the other negative covenants contained in this Section 7.02;

       (x) Liens existing upon any Property or assets acquired by the Borrower or a Subsidiary of the Borrower, or upon Property or assets of a Person acquired by the Borrower or a Subsidiary, that as a result of such acquisition becomes a Subsidiary, provided that such Liens (A) are only on the assets or Property acquired in, or owned by an entity acquired in, an acquisition permitted under Section 7.02(d)(ix) or 7.02(d)(xiii) and
       (B) do not exceed $15,000,000 in the aggregate;

              (xi) Other Liens, provided that the aggregate principal amount of Indebtedness secured by such other Liens does not exceed $10,000,000;

              (xii) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (i) through (xi), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of any extension, renewal or refinancing, and that such extension, renewal or refinancing shall be limited to the Property which was subject to the Lien so extended, renewed or refinanced;

              (xiii) Liens, if any, securing obligations under the Credit Documents; and

              (xiv) Liens securing Indebtedness existing or incurred in connection with industrial revenue bonds or industrial development bonds, as permitted by Section 7.02(c), provided such Liens are limited to Liens on the capital assets that have been acquired or construction of which has been financed by the proceeds of such industrial revenue bonds or industrial development bonds.

       (c) Indebtedness. Create, incur, assume, suffer to exist, Guaranty or become or remain contingently liable for any Indebtedness, or permit any Subsidiary so to do, except:

              (i) Indebtedness to the Administrative Agent and one or more Lenders under the Credit Documents;

              (ii) Indebtedness of the Borrower which, when in place, will not cause the Borrower to be in violation of the covenants contained in
       Section 7.03;

              (iii) Indebtedness of Subsidiaries secured by Liens permitted pursuant to Sections 7.02(b)(v), 7.02(b)(vii), 7.02(b)(viii), 7.02(b)(ix)
       (but only to the extent such sale and leaseback transactions are Capital Lease Obligations), 7.02(b)(x) or 7.02(b)(xiv) (and Section 7.02(b)(xii) to the extent applicable to the Liens securing Indebtedness permitted by this Section 7.02(c)(iii)) which, when in place, will not cause the Borrower to be in violation of such Sections or of the covenants contained in Section 7.03;

              (iv) (A) Debt of Subsidiaries of the Borrower in an aggregate outstanding amount for all Subsidiaries at any time not to exceed $2,500,000 (B) Indebtedness of Subsidiaries of the Borrower to the Borrower, (C) Indebtedness of Subsidiaries of the Borrower consisting of any surety bond or other obligations of like nature, provided that such Indebtedness shall be permitted pursuant to this Section 7.02(c)(iv) only (x) with respect to the portion of such surety bond or other obligation as to which no demand or unreimbursed drawing has been made, (y) if such surety bond or other obligation has been provided in the ordinary course of such Subsidiaries' business and (z) if such Indebtedness, when in place, will not cause the Borrower to be in violation of the Financial Covenants, and (D) Indebtedness of Subsidiaries of the Borrower consisting of industrial revenue bonds or obligations of like nature, if such Indebtedness, when in place, will not cause the Borrower to be in violation of the Financial Covenants; and

              (v)    Existing Indebtedness listed on Schedule 7.02(c).

       (d) Investments, Acquisitions, Loans, Advances and Guaranties. Directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business or any other Person or division thereof, or Guaranty or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "Investments"), or permit any Subsidiary to do any of the foregoing; provided, however, that the foregoing provisions shall not apply to, nor operate to prevent:

              (i) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligation matures within one year from the date it is acquired by the Borrower or Subsidiary;

              (ii) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within one year of its date of issuance;

              (iii) investments in certificates of deposit issued by any Lender or any United States commercial bank having capital and surplus of not less than $500,000,000 maturing within one year from the date of issuance thereof or in banker's acceptances endorsed by any Lender or other such commercial bank and maturing within six months of the date of acceptance;

              (iv) investments in repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in subsection (i) above entered into with any bank meeting the qualifications specified in subsection (iii) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

              (v) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (i), (ii), (iii) and (iv) above;

              (vi) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

              (vii) endorsements of negotiable instruments for collection in the ordinary course of business;

              (viii) loans and advances to employees in the ordinary course of business for travel, relocation, and similar purposes;

              (ix) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof (by merger, purchase or otherwise), or of a majority of the voting stock of such a Person; provided that such Person or division thereof is engaged (or promptly after such acquisition will be engaged) in a line of business directly related to that of the Borrower; and provided, further, that (A) such Person becomes a Subsidiary of the Borrower as a result of such acquisition or the assets are purchased into the Borrower or a Subsidiary, and any such new or existing Subsidiary that is a U.S. Subsidiary becomes or is a party to the Subsidiary Guaranty, (B) no Default or Event of Default exists or would exist after giving effect to such acquisition, (C) the Board of Directors or other governing body of such Person whose Property, or voting stock or other interests in which, are being so acquired has approved the terms of such acquisition, (D) such acquisition does not exceed $25,000,000 in aggregate purchase price and (E) the purchase price for all acquisitions permitted under this
       Section 7.02(d)(ix) shall not exceed $75,000,000 in the aggregate from the Effective Date until the Commitment Termination Date; and provided further, that any acquisition, the consideration for which is the equity stock of the Borrower, is excluded from the purchase price limitations in clauses (D) and (E) above, if, on a pro forma basis for the current fiscal year and on a projected pro forma basis for the following fiscal year, the acquisition is accretive on a cash-flow basis and the accretive nature of the acquisition is supported by the opinion of a nationally recognized investment banking firm;

              (x) Investments consisting of performance bonds and letters of credit and other similar surety devices obtained to support, or in lieu of, performance bonds, in each case entered into in the ordinary course of business;

              (xi)   Investments in Subsidiaries;

              (xii) other Investments in stock or other securities, provided that the aggregate amount of any such Investments at any time outstanding does not exceed $5,000,000;

              (xiii) notwithstanding Section 7.02(d)(ix),

                     (A) Investments in any joint venture (subject to Section 7.02(i)), provided that (1) no Default or Event of Default exists or would exist after giving effect to such Investments and (2) the aggregate dollar amount put into such Investments do not exceed $10,000,000 in any fiscal year; and

                     (B) additional Investments in that certain joint venture, the primary vehicle for which is a limited liability company known as PPG Auto Glass, LLC, provided that (1) all such Investments do not exceed, in the aggregate, $5,000,000 during any fiscal year and (2) any amount of additional Investments in this joint venture shall be subtracted from the maximum allowable amount of Capital Expenditures under Section 7.02(e) for the fiscal year in which the additional Investment is made; and

              (xiv) any Guaranty or liability as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or agreement to provide funds for payment of the obligations of another, or supplying of funds thereto or investing therein or otherwise assuring a creditor of another against loss, or applying for or becoming liable to the issuer of a letter of credit which supports an obligation of another, to the extent such instrument or action would constitute Indebtedness permitted under
       Section 7.02(c).

       In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 7.02(d), investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby. If any acquisitions or Investments, whether made pursuant to this Section 7.02(d) or otherwise, result in the acquisition or creation of any U.S. Subsidiary (including a joint venture that would meet the definition of U.S. Subsidiary), such new U.S. Subsidiary is required to become a party to the Subsidiary Guaranty.

       (e) Capital Expenditures. Make any Capital Expenditures, or permit any Subsidiary so to do, exceeding, in the aggregate for the Borrower and the Subsidiaries, $40,000,000 in any one fiscal year; provided that notwithstanding the foregoing, the Borrower and its Subsidiaries may make additional Capital Expenditures up to an aggregate of $50,000,000 for the construction of architectural products and services or large-scale optical technology facilities. For the avoidance of doubt, the acquisition of substantially all of the assets of any Person or any division thereof will be deemed an Investment and an acquisition pursuant to Section 7.02(d) and Section 7.02(d)(ix) and will not be deemed a Capital Expenditure.

       (f) Dividends and Purchase of Stock. (i) Declare any dividends (other than dividends payable in capital stock of the Borrower) on any shares of any class of its capital stock, or apply any of its Property or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, or for the purchase, redemption or other retirement of, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Borrower (excluding purchases of Borrower's capital stock made to prevent, reverse or mitigate the dilution caused by the issuance of shares of capital stock of Borrower after March 3, 2001 under and in connection with the Borrower's stock-based incentive compensation plans), or permit any Subsidiary which is not a Wholly Owned Subsidiary so to do, or permit any Subsidiary to purchase or acquire any shares of any class of capital stock of the Borrower, unless, immediately after giving effect to such action, (A) there shall not have occurred any Default or Event of Default that is continuing and (B) the aggregate amount of such payments and distributions from the Effective Date shall not exceed $7,500,000 plus 25% of the cumulative consolidated net income of the Borrower since the Effective Date; and

              (ii) Permit any Subsidiary to (x) issue a Guaranty or (y) enter into any agreement or instrument which by its terms restricts the ability of such Subsidiary to (A) declare or pay dividends or make similar distributions, (B) repay principal of, or pay any interest on, any Indebtedness owed to the Borrower or any Subsidiary described in Section 7.02(d)(xi), (C) make payments of royalties, licensing fees and similar amounts to the Borrower or any other Subsidiary, (D) make loans or advances to the Borrower or any other Subsidiary or (E) permit the Borrower to engage in consolidated cash management consistent with its current practices.

              (g) Stock of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary (except in connection with a merger, consolidation or sale of a Subsidiary permitted by Section 7.02(a) or with the dissolution of any Subsidiary) or permit any Subsidiary to issue any additional shares of its capital stock except pro rata to its stockholders.

              (h) Use of Proceeds. Use the proceeds of Loans or Letters of Credit other than (i) to repay Indebtedness outstanding at the Effective Time, (ii) for working capital requirements and (iii) for general corporate purposes, including Capital Expenditures and permitted Investments.

              (i) Business Changes. Change the business or business purpose of the Borrower or of any Subsidiary, including making an acquisition or Investment that would have such effect, that could reasonably be expected to (i) result in a material change to the business activities or industry sector of the Borrower on a consolidated basis or (ii) individually or in the aggregate, have a Material Adverse Effect.

       Section 7.03 Financial Covenants. Until satisfaction in full of all the obligations of the Borrower under the Credit Documents and termination of the Commitments of the Lenders hereunder, the Borrower will not permit:

              (a)    Net Worth. Net Worth at any time to be less than the sum of
       (i) $130,000,000, (ii) 50% of the Borrower's consolidated net income for each fiscal quarter then completed (without deduction for any net losses) after March 2, 2002 and (iii) 75% of all contributions to the equity of the Borrower made after the Effective Date.

              (b) Interest Coverage Ratio. The ratio of (i) EBITDA to (ii) Interest Expense for the twelve-month period ending on the last day of any fiscal quarter to be less than 3.00.

              (c) Debt/EBITDA Ratio. The Debt/EBITDA Ratio to exceed the ratio specified below:

                     Date                                        Ratio

         Through March 1, 2003                                   3.00

         After March 1, 2003 through February 28, 2004           2.75

         After February 28, 2004                                 2.50


                                  ARTICLE VIII

                                Events of Default

       Section 8.01 Events of Default. If one or more of the following events (each, an "Event of Default") shall occur:

              (a) The Borrower shall fail duly to pay any principal of any Loan or any L/C Obligations when due, whether at maturity, by notice of intention to prepay or otherwise; or

              (b) The Borrower shall fail duly to pay any interest, fee or any other amount payable under the Credit Documents when due; or

              (c) The Borrower shall fail duly to observe or perform any term, covenant, or agreement contained in Section 7.02 or Section 7.03; or

              (d) The Borrower shall fail duly to observe or perform any other term, covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer becomes aware of such failure; or

              (e) Any representation or warranty made or deemed made by the Borrower in a Credit Document, or any statement or representation made in any certificate, report or opinion delivered by or on behalf of the Borrower in connection with a Credit Document, shall prove to have been false or misleading in any material respect when so made or deemed made; or

              (f) The Borrower or any Subsidiary shall fail to pay any Indebtedness (other than obligations hereunder) in an amount of $5,000,000 or more when due or default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $5,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof; or

              (g) An involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than a European Subsidiary existing as of the date hereof) seeking liquidation, reorganization or other relief with respect to it or its debts under any applicable bankruptcy, insolvency, reorganization or similar law or seeking the appointment of a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of more than 60 days; or an order or decree approving or ordering any of the foregoing shall be entered and continued unstayed and in effect; or

              (h) The Borrower or any Subsidiary (other than a European Subsidiary) shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them shall consent to the entry of a decree or order for relief in respect of the Borrower or any such Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or any of them shall file a petition or answer or consent seeking reorganization or relief under any applicable law, or any of them shall consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or any such Subsidiary or any substantial part of their respective property, or any of them shall make an assignment for the benefit of creditors, or any of them shall admit in writing its inability to pay its debts generally as they become due, or the Borrower or any such Subsidiary shall take corporate action in furtherance of any such action; or

              (i) One or more judgments against the Borrower or any Subsidiary or attachments against its property, (a) which in the aggregate exceed $5,000,000, (other than (A) a judgment against a European Subsidiary or (B) a judgment obtained in Europe against a U.S. Subsidiary with respect to which judgment by a United States Federal or a state court has not been entered and relates to a project that has been undertaken as of the date hereof) or (b) the operation or result of which, individually or in the aggregate, could be to interfere materially and adversely with the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of more than 30 days; or

              (j) The Borrower or any other member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan or a Multiemployer Plan under Title IV of ERISA in excess of $200,000; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the ERISA

       Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

              (k) The Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any Governmental Authority challenges the validity of any Credit Document or the Borrower's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect or is modified other than in accordance with the terms thereof and hereof; or

              (l) Any court or governmental or regulatory authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which prohibits, enjoins or otherwise restricts, in a manner that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on any of the transactions contemplated under the Credit Documents; or

              (m) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act), or shall have acquired control, directly or indirectly, of 20% or more of the outstanding shares of common stock of the Borrower; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and at any time during the continuance of such Event of Default, the Required Lenders, may, by written notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare any Loans and L/C Obligations then outstanding to be due, whereupon the principal of the Loans and the L/C Obligations so declared to be due, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall become forthwith due, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower); provided that, in the case of any Event of Default described in Section 8.01(g) or (h) occurring with respect to the Borrower, the Commitments shall automatically and immediately terminate and the principal of all Loans and the L/C Obligations then outstanding, together with accrued interest thereon and any unpaid amounts accrued under the Credit Documents, shall automatically and immediately become due without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower).

                                   ARTICLE IX

                            The Administrative Agent

       Section 9.01 The Agency. Each Lender appoints The Bank of New York as its Administrative Agent hereunder and irrevocably authorizes the Administrative Agent to take such action on its behalf and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, including the exercise of powers delegated to the Administrative Agent and the Lenders thereby, and the Administrative Agent hereby accepts such appointment subject to the terms hereof. The relationship between the Administrative Agent and the Lenders shall be that of agent and principal only and nothing herein shall be construed to constitute the Administrative Agent a trustee or fiduciary for any Lender nor to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.

       Section 9.02 The Agent's Duties. (a) The Administrative Agent shall promptly forward to each Lender copies, or notify each Lender as to the contents, of all notices received from the Borrower pursuant to the terms of this Agreement and, in the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Administrative Agent shall promptly give notice thereof to the Lenders. As to any other matter not expressly provided for herein, the Administrative Agent shall have no duty to act or refrain from acting with respect to the Borrower, except upon the instructions of the Required Lenders. The Administrative Agent shall not be bound by any waiver, amendment, supplement, or modification of this Agreement or the other Credit Documents which changes its duties hereunder and thereunder, unless it shall have given its prior written consent thereto. The Administrative Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements binding on the Borrower pursuant to any Credit Document nor shall the Administrative Agent be deemed to have knowledge of the occurrence of any Default or Event of Default (other than a failure of the Borrower to pay when due the principal or interest on any
Loan), unless it shall have received written notice from the Borrower or a Lender specifying such Default or Event of Default and stating that such notice is a "Notice of Default".

       (b) Anything in the Credit Documents notwithstanding, none of U.S. Bank National Association, Harris Trust and Savings Bank nor JPMorgan Chase Bank shall have any obligation hereunder other than as Lenders.

       Section 9.03 Limitation of Liabilities. Each of the Lenders and the Borrower agree that (i) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them hereunder except for its or their own gross negligence or wilful misconduct, (ii) neither the Administrative Agent nor any of its officers or employees shall be liable for any action taken or omitted to be taken by any of them in good faith in reliance upon the advice of counsel, independent public accountants or other experts selected by the Administrative Agent, and (iii) the Administrative Agent shall be entitled to rely upon any notice, consent, certificate, statement or other document believed by it to be genuine and correct and to have been signed and/or sent by the proper Persons.

       Section 9.04 The Administrative Agent as a Lender. The Administrative Agent may, without any liability to account, maintain deposits or credit balances for, invest in, lend money to and generally engage in any kind of banking business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were any other borrower and without any duty to account therefor to the other Lenders.

       Section 9.05 Lender Credit Decision. Neither the Administrative Agent, nor any of its Affiliates, officers or employees has any responsibility for, gives any guaranty in respect of, nor makes any representation to the Lenders as to, (i) the condition, financial or otherwise, of the Borrower or any Subsidiary thereof or the truth of any representation or warranty given or made in this Agreement, or in connection herewith or therewith or (ii) the validity, execution, sufficiency, effectiveness, construction, adequacy, enforceability or value of this Agreement or any other document or instrument related hereto or thereto. Except as specifically provided herein, neither the Administrative Agent nor any of its Affiliates, officers or employees shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to the operations, business, property, condition or creditworthiness of the Borrower or any of its Subsidiaries, whether such information comes into the Administrative Agent's possession on or before the date hereof or at any time thereafter. Each Lender acknowledges that
(i) it has, independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and (ii) all information reviewed by it in its credit analysis or otherwise in connection herewith (including information relating to the Administrative Agent) has been provided solely by or on behalf of the Borrower, and the Administrative Agent has no responsibility for such information. Each Lender also acknowledges that it will independently and without reliance upon the Administrative Agent or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Credit Document.

       Section 9.06 Indemnification. (a) Each Lender agrees to indemnify the Administrative Agent, to the extent not reimbursed by the Borrower, ratably in proportion to its Commitment (as of the time of the incurrence of the liability being indemnified against), from and against any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document, or any action taken or omitted to be taken by the Administrative Agent hereunder or thereunder; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its officers or employees. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Administrative Agent in such capacity in connection with the preparation, execution or enforcement of, or legal advice in respect of rights or responsibilities under, any Credit Document or any amendments or supplements hereto or thereto, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

       (b) Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under this Section 9.06 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

       (c) The provisions of this Section 9.06, shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the reduction or termination of any Commitments, the invalidity or unenforceability of any term or provision of any Credit Document, or any investigation made by or on behalf of the Lenders.

       Section 9.07 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation or removal, the Required Lenders with the consent of the Borrower (which consent shall not be unreasonably withheld) shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the resigning Administrative Agent's giving of notice of resignation, the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigned Administrative Agent, and the resigned Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any Administrative Agent's resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE X

                          Evidence of Loans; Transfers

       Section 10.01 Evidence of Loans. (a) Each Lender shall maintain, in accordance with its customary and usual practice, accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender in respect of Loans. Each Loan made under this Agreement may be evidenced by one or more Notes, in substantially the form of Exhibit C-1 or Exhibit C-2, as applicable.

       (b) The Administrative Agent shall maintain, in accordance with its customary and usual practice, (i) a copy of each Assignment and Acceptance delivered to it and (ii) written or electronic records for the recordation of
(A) the amount of each Lender's Commitments, (B) the amount of each Loan, whether such Loan is a Loan and the interest rate and the Interest Period applicable thereto, (C) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (D) the amount of any payments received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof and (E) with respect to each Assignment and Acceptance delivered to the Administrative Agent, the name and address of the Assignee, the amount of the Assignee's Commitment and the principal amount of each Loan owing to such Assignee. The Administrative Agent's written records described above shall be available for inspection during ordinary business hours by the Borrower or any Lender or Assignee from time to time upon reasonable prior notice to the Administrative Agent.

       (c) The entries made in the Administrative Agent's written or electronic records and the foregoing accounts shall be prima facie evidence of the existence and amounts of the indebtedness of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such account or such records, as applicable, or any error therein, shall not in any manner affect the validity or enforceability of any obligation of the

Borrower to repay any Loan actually made by such Lender in accordance with the terms of this Agreement. The entries in such records relating to assignments shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in such records as the owner of the Loans recorded therein for all purposes of this Agreement.

       (d) The Borrower's obligations to repay any Loan assigned to a Federal Reserve Bank by a Lender shall, to the extent requested by such Lender in order to effect such assignment, be evidenced by one or more Notes, in substantially the form of Exhibit C-1 or Exhibit C-2, as applicable. Such Note shall be in the principal amount of the Loan or Loans so assigned and stated to mature on the applicable Commitment Termination Date and bear interest from its date until paid in full on the principal amount of the Loan outstanding thereunder payable at the rates and in the manner provided herein.

       Section 10.02 Participations. Any Lender may at any time grant to one or more financial institutions or other entity (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and, except to the extent such participating interest has been granted pursuant to Section 4.02(e), the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (i) through (viii), inclusive, of
Section 11.05 without the consent of the Participant. An assignment or other transfer which is not permitted by Section 10.03 shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this Section 10.02.

       Section 10.03 Assignments. (a) Any Lender may at any time assign to one or more financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an instrument, in substantially the form of Exhibit F (an "Assignment and Acceptance"), executed by such Assignee and such transferor Lender, with (and subject to) the signed consent of the Borrower, the L/C Issuer and the Administrative Agent (which consents shall not be unreasonably withheld, provided that it shall not be unreasonable to withhold consent if such assignment would result in there being more than twenty Lenders); provided that (i) the foregoing consent requirement (of all the Borrower, L/C Issuer and the Administrative Agent) shall not be applicable in the case of an assignment or other transfer, pledge or disposition by any Lender to a Federal Reserve Bank, (ii) the aforementioned consent of the Borrower shall not be required if there shall have occurred an Event of Default that is continuing, or if an assignment or other transfer, pledge or disposition by a Lender is to an Eligible Affiliate of such Lender or to another existing Lender, (iii) a Lender may only make an assignment or other transfer of its Loans or Commitment in the minimum amount of $5,000,000 or integral multiples of $500,000 in excess thereof unless such Lender's Loans or Commitment is less than $5,000,000, in which case such Lender may only make an assignment or other transfer of all of its Loans or Commitment and (iv) the transferor Lender shall pay an assignment fee of $3,500 to the Administrative Agent for each Assignee under such assignment or other transfer.

       (b) No Assignee of any Lender's rights shall be entitled to receive any greater payment under Section 4.03 or 4.04 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 4.04(c) requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such payment did not exist.

       Section 10.04 Certain Pledges. Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Federal Reserve Board Regulation A (or any successor provisions) or U.S. Treasury Regulation 31 C.F.R. ss. 203.24 (or any successor provision), and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE XI

                                  Miscellaneous

       Section 11.01 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

       Section 11.02 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

       Section 11.03 Jurisdiction and Venue; Service of Process. (a) The Borrower, the Administrative Agent and the Lenders each hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the Borough of Manhattan, The City of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of any Credit Document and to the laying of venue in the Borough of Manhattan, The City of New York. The Borrower, the Administrative Agent and the Lenders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection to the laying of the venue of any such suit, action or proceeding brought in the aforesaid courts and hereby irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

       (b) The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.07(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto. The Borrower further agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

     (c) The Borrower waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     Section 11.04 Set-off. The Borrower hereby authorizes each Lender (including each Lender in its capacity as a purchaser of a participation interest pursuant to Section 4.02(e)), upon the occurrence of an Event of Default and at any time and from time to time during the continuance thereof, to the fullest extent permitted by law, to set-off and apply any and all deposits (whether general or special, time or demand, provisional or final and in whatever currency) at any time held, and other Indebtedness at any time owing, by such Lender to or for the credit or the account of the Borrower against any of the obligations of the Borrower, now or hereafter existing under any Credit Document, held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 11.04 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have. Any Lender exercising its rights under this Section 11.04 shall give notice thereof to the Borrower and the Administrative Agent concurrently with or prior to the exercise of such rights; provided that failure to give such notice shall not affect the validity of such exercise.

     Section 11.05 Amendments and Waivers. (a) Any provision of the Credit Documents may be amended, modified, supplemented or waived, but only by a written amendment or supplement, or written waiver, signed by the Borrower and either the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent) or the Administrative Agent with the consent of the Required Lenders; provided, however, that no such amendment, modification, or waiver shall, unless signed by all the Lenders or by the Administrative Agent with the consent of all the Lenders, (i) increase or decrease (other than a pro rata decrease) the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone any scheduled payment of principal of or interest on any Loan or any fees hereunder, (iv) postpone any reduction or termination of any Commitment or any mandatory prepayment related thereto, (v) release the Subsidiary Guaranty or any of the Guarantors under the Subsidiary Guaranty (other than releases of U.S. Subsidiaries that are otherwise permitted to be sold or dissolved pursuant to this Agreement, which release shall be granted by the Administrative Agent upon Borrower's request) or otherwise amend, modify, supplement or waive the provisions of the Subsidiary Guaranty, (vi) change the definition of "Required Lenders," (vii) extend the Commitment Termination Date beyond April 25, 2006,
(viii) amend, waive, or modify any of the conditions precedent to the Effective Time contained in Section 6.01, or (ix) amend, modify, supplement or waive the provisions of this Section 11.05.

     (b) Except to the extent expressly set forth therein, any waiver shall be effective only in the specific instance and for the specific purpose for which such waiver is given.

     Section 11.06 Cumulative Rights; No Waiver. Each and every right granted to the Administrative Agent, the L/C Issuer and the Lenders hereunder or under any other document delivered in connection herewith, or allowed them by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of the Administrative Agent, the L/C Issuer or any Lender to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by the Administrative Agent, the L/C Issuer or any Lender of any right preclude any other or future exercise thereof or the exercise of any other right.

     Section 11.07 Notices. (a) Any communication, demand or notice to be given hereunder will be duly given when delivered in writing or by telecopy to a party at its address as indicated below or such other address as such party may specify in a notice to each other party hereto. A communication, demand or notice given pursuant to this Section 11.07 shall be addressed:

     If to the Borrower, at

               Apogee Enterprises, Inc.
               7900 Xerxes Avenue South, Suite 1800
               Minneapolis, Minnesota 55431-1159

               Telecopy:    (612) 896-2400

               Attention:   Mr. Gary Johnson
                            Vice President and Treasurer

     If to the Administrative Agent, at

               The Bank of New York
               One Wall Street, 18th Floor
               New York, New York 10286

               Telecopy:    (212) 635-6365 or 6366

               Attention:   Agency Function Administration

               with a copy to:

               John-Paul Marotta
               The Bank of New York
               One Wall Street, 19th Floor
               New York, New York 10286
               Telecopy:    (212) 635-1208

     If to the L/C Issuer, at

               The Bank of New York
               1 Hudson Square, 9th Floor
               75 Varick Street
               New York, New  York, 10013
               Telecopy:   (212) 905-8772

               Attention:  Mr. Sal Calvera
                           Letter of Credit Department

               with a copy to:

               John-Paul Marotta
               The Bank of New York
               One Wall Street, 19th Floor
               New York, New York 10286
               Telecopy:   (212) 635-1208

     If to any Lender (including the Swing Line Lender), at its address indicated on Schedule I hereto, or at such other address as may be designated by such Lender in an Administrative Questionnaire or other appropriate writing, delivered to the Administrative Agent and the Borrower.

     This Section 11.07 shall not apply to notices referred to in Article II of this Agreement, except to the extent set forth therein.

     (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 11.08 Separate Debts. The amounts payable by the Borrower at any time under the Credit Documents to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights in accordance with the Credit Documents, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     Section 11.09 Certain Acknowledgments. The Borrower hereby confirms and acknowledges that (a) neither the Administrative Agent, the L/C Issuer nor any Lender has any fiduciary or similar relationship to the Borrower and that the relationship established by the Credit Documents between the Administrative Agent, the L/C Issuer and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of creditors and debtor and (b) that no joint venture exists among the Lender or among the Borrower and the Lenders.

     Section 11.10 Separability. In case any one or more of the provisions contained in any Credit Document shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein or in any other Credit Document shall not in any way be affected or impaired thereby.

     Section 11.11 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that the Borrower may not assign any of its rights hereunder without the prior written consent of all of the Lenders, and any purported assignment by the Borrower without such consent shall be void.

     Section 11.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     Section 11.13 Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, and to refrain from using, other than in connection with this Agreement and the transactions contemplated hereby, any Confidential Information; provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation, judicial process or as requested by any Governmental Authority or bank examiner, (b) to counsel, auditors, accountants or other advisors for any of the Lenders or the Administrative Agent, provided that such Person shall agree to keep such information confidential in accordance with this Section 11.13, (c) to the Administrative Agent or any other Lender, (c) in connection with any litigation relating to enforcement of the Credit Documents, (d) to any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first executes and delivers to the respective Lender a confidentiality agreement with provisions substantially similar to the confidentiality provisions of this Agreement, (e) by a Lender to any Affiliate of such Lender involved in the transactions under, assignments or participations under, or the administration of, this credit facility, provided that such Affiliate shall agree to keep such information confidential in accordance with this Section 11.13. Unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request received by it from any governmental agency or self-regulatory organization or representative thereof (other than any such request in connection with an examination of such Lender by a governmental agency or self-regulatory organization with supervisory jurisdiction over it) for disclosure of any such Confidential Information prior to disclosure of such information so that the Borrower may seek an appropriate protective order or make a public disclosure of such information if Borrower determines in its sole discretion that such disclosure may be required by SEC Regulation FD.

                       [THE NEXT PAGE IS A SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                          APOGEE ENTERPRISES, INC.


                                          By: /s/ Gary R. Johnson
                                              ----------------------------------
                                              Name:    Gary R. Johnson
                                              Title:   Vice-President, Treasurer

                                          THE BANK OF NEW YORK, as
                                          Administrative Agent, L/C Issuer
                                          and Swing Line Lender

                                          By: /s/ Joseph F. Murphy
                                              ----------------------------------
                                              Name:    Joseph F. Murphy
                                              Title:   Vice President
                                                       Central Division Head

                                          THE BANK OF NEW YORK, as a Lender


                                          By: /s/ Joseph F. Murphy
                                              ----------------------------------
                                              Name:    Joseph F. Murphy
                                              Title:   Vice President
                                                       Central Division Head

                                          U.S. BANK NATIONAL ASSOCIATION, as
                                              Co-Syndication Agent,
                                              Co-Documentation Agent and as a
                                              Lender

                                          By: /s/ Sam S. Pepper, Jr.
                                              ----------------------------------
                                              Name:    Sam S. Pepper, Jr.
                                              Title:   Vice President

                                          HARRIS TRUST AND SAVINGS BANK, as
                                              Co-Syndication Agent,
                                              Co-Documentation Agent and as a
                                              Lender


                                          By: /s/ Andrew T. Claar
                                              ----------------------------------
                                              Name:    Andrew T. Claar
                                              Title:   Vice President

                                          JPMORGAN CHASE BANK, as Co-Syndication
                                              Agent, Co-Documentation Agent and
                                              as a Lender


                                          By: /s/ Dolores A. Walsh
                                              ----------------------------------
                                              Name:    Dolores A. Walsh
                                              Title:   Vice President

                                          COMERICA BANK, as a Lender

                                          By: /s/ Timothy O'Rourke
                                              ----------------------------------
                                              Name:    Timothy O'Rourke
                                              Title:   Vice President

                                          NATIONAL CITY BANK OF MICHIGAN/
                                          ILLINOIS, as a Lender

                                          By: /s/ James M. Kershner
                                              ----------------------------------
                                              Name:    James M. Kershner
                                              Title:   Vice President

                                          WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, as a Lender

                                          By: /s/ Molly S. Van Metre
                                              ----------------------------------
                                              Name:    Molly S. Van Metre
                                              Title:   Vice President and Senior
                                                       Banker

                                          By: /s/ James Heinz
                                              ----------------------------------
                                              Name:    James Heinz
                                              Title:   Senior Vice President

                                                                      Schedule I

                             Lenders and Commitments

                                          Commitment as of            Address for Notices and Applicable
Lender                                    the Effective Date          Lending Office

The Bank of New York                      $ 25,000,000                One Wall Street, 19th Floor
                                                                      New York, NY 10286
                                                                      Attention: John-Paul Marotta
                                                                      Telecopy: 212-635-1208

U.S. Bank National Association            $ 20,000,000                225 South Sixth Street
                                                                      Minneapolis, MN 55402-4302
                                                                      Attention: Sam Pepper
                                                                      Telecopy: 612-973-0832

Harris Trust and Savings Bank             $ 20,000,000                111 West Monroe
                                                                      Chicago, IL 60603
                                                                      Attention: Andrew Claar
                                                                      Telecopy: 312-293-5040

JPMorgan Chase Bank                       $ 20,000,000                52 Broadway
                                                                      New York, NY 10004
                                                                      Attention: Dolores Walsh
                                                                      Telecopy: 212-701-4081

Comerica Bank                             $ 15,000,000                500 Woodward Avenue
                                                                      MC 2169
                                                                      Detroit, MI 48226
                                                                      Attention: Timothy O'Rourke
                                                                      Telecopy: 313-222-9516

National City Bank of Michigan/Illinois   $ 12,500,000                1900 East Ninth Street
                                                                      Cleveland, OH 44114-3484
                                                                      Attention: Kathleen Fisher
                                                                      Telecopy: 630-954-6450

Wells Fargo Bank, National Association    $ 12,500,000                Wells Fargo Center
                                                                      6th and Marquette
                                                                      Minneapolis, MN 55479
                                                                      Attention: Molly Van Metre
                                                                      Telecopy: 612-667-2276


                                          __________________

Total Commitment                           $125,000,000

                                                               Schedule 1.01(c)

                          Outstanding Letters of Credit
                             under Existing Facility


#39680, in the face amount of $5,562,740,

#43295, in the face amount of $94,350.98,

#43296, in the face amount of $76,601.70,

#43450, in the face amount of $1,030,137.00,

#43520, in the face amount of $1,030,137.00,

#43714, in the face amount of $675,500.00,

#44403, in the face amount of $100,000.00,

#44404, in the face amount of $250,000.00,

#44405, in the face amount of $100,000.00,

#144254, in the face amount of $53,781.00,

#144311, in the face amount of $51,067.06, and

#44414, in the face amount of $1,030,137.00.

                                                               Schedule 5.01(b)

                          Subsidiaries of the Borrower

                                                               Schedule 5.01(f)

                               Certain Litigation

                                                           Schedule 5.01(h)(ii)

                               Financial Condition

None.

                                                               Schedule 7.02(b)

                                 Permitted Liens

None.

                                                               Schedule 7.02(c)

                              Existing Indebtedness

                                                                    Exhibit A-1

                        Form of Revolving Credit Request

                                                                         [Date]
The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attention:  Agency Function Administration

                  Borrowing Request for Revolving Credit Loans

Ladies and Gentlemen:

         Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         The Borrower hereby gives you notice, pursuant to Section 2.01(b) of the Credit Agreement, that it requests Revolving Credit Loans, and in that connection sets forth below the terms on which such Revolving Credit Loans are requested to be made:

    (A)  Borrowing Date/1//                            _________________________

    (B)  Aggregate Principal Amount/2//                $
                                                       -------------------------
    (C)  Interest Rate Basis                           [ABR] [Eurodollar] Loan
                                                       -------------------------
    (D)  Interest Period and the last day thereof/3//  _________________________

         The Borrower also represents and warrants that after this borrowing is made that the sum of total Revolving Credit Loans, L/C Obligations and Swing Line Loans will not exceed the Total Commitment amount.

                                                     Very truly yours,

                                                     APOGEE ENTERPRISES, INC.

                                                     By:__________________
                                                        Title:

_________________________________
/1//   Must be a Business Day.

/2// Must be to $5,000,000 or an integral multiple of $1,000,000 in excess thereof,in the case of Eurodollar Loans; or $1,000,000 or an integral multiple of $500,000 in excess thereof, in the case of ABR Loans.

/3// One, two, three or six months in the case of Eurodollar Loans. Not applicable to ABR Loans.

                                                                  Exhibit A-2

                           Form of Swing Line Request

                                                                       [Date]

The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attention:  Agency Function Administration

                     Borrowing Request for a Swing Line Loan

Ladies and Gentlemen:

         Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         The Borrower hereby irrevocably gives you notice, pursuant to Section 2.02(b) of the Credit Agreement, that it requests a Swing Line Loan, and in that connection sets forth below the terms on which such a Swing Line Loan is requested to be made:

         (A)    Borrowing Date/1//                  ________________________

         (B)    Maturity date/2//                   ________________________

         (C)    Aggregate Principal Amount/3//      $
                                                    ------------------------
         The Borrower also represents and warrants that after this borrowing is made that the sum of total Revolving Credit Loans, L/C Obligations and Swing Line Loans will not exceed the Total Commitment amount. In addition, the Borrower represents and warrants that, after this borrowing, not more that $5 million in aggregate Swing Line Loans are outstanding.

                                                  Very truly yours,

                                                  APOGEE ENTERPRISES, INC.

                                                  By:__________________
                                                     Title:

____________________________
 /1/   Must be a Business Day.

 /2/   May not be later than the seventh calendar day following the Borrowing
       Date

 /3/ Must be equal to $250,000 or an integral multiple of $100,000 in excess thereof.

                                                                   Exhibit B

                     Form of Continuation/Conversion Request

                                                                       [Date]

The Bank of New York
One Wall Street, 18th Floor
New York, New York 10286

Attention: Agency Function Administration

                         Continuation/Conversion Request

Ladies and Gentlemen:

         Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     The Borrower hereby requests, pursuant to Section 3.01(b) of the Credit Agreement, that on __________, _____:

                  (1) $___,000,000 of the presently outstanding principal amount of Revolving Credit Loans originally made on ___________, ____ [and $_________ of the presently outstanding principal amount of the Revolving Credit Loans originally made on ________, ____],

                  (2) presently being maintained as [ABR] [Eurodollar] Loans,

                  (3) be [converted into] [continued as],

                  (4) [Eurodollar Loans having an Interest Period of [one][two][three][six] months] [ABR Loans].

                                                        Very truly yours,

                                                        APOGEE ENTERPRISES, INC.

                                                        By:__________________
                                                           Title:

                                                                     Exhibit C-1

                          Form of Revolving Credit Note

                                 PROMISSORY NOTE

[Principal Amount]                                                        [Date]

         APOGEE ENTERPRISES, INC., a Minnesota corporation (the "Borrower"), for value received, promises to pay to the order of [LENDER] (the "Lender"), on the Commitment Termination Date (as defined in the Credit Agreement referred to below), the principal sum of [PRINCIPAL AMOUNT IN DOLLARS] or, if less, the aggregate principal amount of the Loans made by the Lender to the Borrower pursuant to Section 2.01 of that certain Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

         All borrowings evidenced by this note ("Note") and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or shall be recorded by the holder of this Note in its internal records; provided, however, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                            APOGEE ENTERPRISES, INC.


                                            By:________________________________
                                                  Title:

                  REVOLVING CREDIT LOANS AND PRINCIPAL PAYMENTS

------------------------------------------------------------------------------------------------------------------------------------

                      Amount of Revolving                                Amount of Principal                  Amount of Unpaid
                       Credit Loans Made                                        Repaid                        Principal Balance
                 ------------------------------                     -------------------------------      ---------------------------

                                    Euro             Interest                            Euro                              Euro
      Date            ABR          dollar           Period (if           ABR            dollar               ABR          dollar
                     Loan           Loan            applicable)          Loan            Loan                Loan          Loan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------






      Date                                  Notation
                        Total               Made By
-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------

                                                                     Exhibit C-2

                             Form of Swing Line Note

                                 PROMISSORY NOTE

$5,000,000                                                                [Date]

         APOGEE ENTERPRISES, INC., a Minnesota corporation (the "Borrower"), for value received, promises to pay to the order of The Bank of New York (the "Lender") the principal sum of FIVE MILLION DOLLARS ($5,000,000) or, if less, the aggregate principal amount of all Swing Line Loans made by the Lender to the Borrower pursuant to Section 2.02 of that certain Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. This note ("Note") shall mature in the manner set forth in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date hereof until the date of repayment, at the rate or rates per annum and on the date or dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in funds immediately available to the Lender at its office or offices designated in accordance with the Credit Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive diligence, presentment, demand, protest and notice of any kind whatsoever. The failure or forbearance by the holder to exercise any of its rights hereunder in any particular instance shall in no event constitute a waiver thereof.

         All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder of this Note on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or shall be recorded by the holder of this Note in its internal records; provided, however, that any failure of the holder of this Note to make such a notation or any error in such notation shall in no manner affect the validity or enforceability of the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Note and the Credit Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement and/or this Note, all upon the terms and conditions therein specified. Capitalized terms used and not otherwise defined herein have the meanings ascribed thereto in the Credit Agreement.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         This Note is not negotiable and interests herein may be assigned only upon the terms and conditions specified in the Credit Agreement.

                                           APOGEE ENTERPRISES, INC.


                                           By:________________________________
                                                 Title:

                     SWING LINE LOANS AND PRINCIPAL PAYMENTS

------------------------------------------------------------------------------------------------------------------------------------

                  LOAN                                                                           UNPAID
    DATE OF     MATURITY                             AMOUNT OF              AMOUNT OF           PRINCIPAL         NAME OF PERSON
     LOAN         DATE       AMOUNT OF LOAN        PRINCIPAL PAID         INTEREST PAID          BALANCE          MAKING NOTATION
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                     Exhibit D-1

                               Form of Opinion of
                            Counsel for the Borrower

                                                                     Exhibit D-2

                               Form of Opinion of
                         General Counsel to the Borrower

                                                                     Exhibit D-3

                               Form of Opinion of
                      Counsel for the Administrative Agent

                                                       April 25, 2002


The Lenders Party to the
     Credit Agreement Referred to Below,
          In care of The Bank of New York,
                as Administrative Agent,
                     One Wall Street,
                          New York, New York  10286

Ladies and Gentlemen:

              In connection with the preparation of the Credit Agreement, dated as of April 25, 2002 (the "Credit Agreement"), among Apogee Enterprises, Inc., a Minnesota corporation (the "Borrower"), the lenders from time to time parties thereto (the "Lenders"), The Bank of New York, as Administrative Agent for the Lenders, L/C/ Issuer and Swing Line Lender, and U.S. Bank National Association, Harris Trust and Savings Bank and JPMorgan Chase Bank, as Co-Syndication and Co-Documentation Agents, and in connection with the preparation of the other Credit Documents referred to therein, we, as counsel to the Administrative Agent, have examined such certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

              Upon the basis of such examination, we advise you that, in our opinion, the documents delivered today to the Administrative Agent appear on their face to be appropriately responsive in all material respects to the conditions precedent to the obligations of the Lenders required by Section 6.01 of the Credit Agreement to be satisfied prior to the Effective Time; provided, however, that as contemplated in Sections 2.08 and 6.01(e) of the Credit Agreement, the repayment or reimbursement of all outstanding Loans and L/C Obligations under the Existing Facility (as defined in the Credit Agreement) may occur after the fulfillment of a

Revolving Credit Request (as defined in the Credit Agreement) by the Lenders under the Credit Agreement.

              The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

              We have assumed that the signatures on all documents examined by us are genuine, an assumption which we have not independently verified.

              This letter is delivered by us as counsel to the Administrative Agent, and is solely for the benefit of the Administrative Agent and the Lenders.

                                                              Very truly yours,

                                                                       Exhibit E

                         Form of Compliance Certificate

                             COMPLIANCE CERTIFICATE

                                       [For the Fiscal Quarter ending _________]

                                          [For the Fiscal Year ending _________]

       Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Pursuant to Section 7.01(a)(iii) of the Credit Agreement, the undersigned Responsible Officer of the Borrower hereby certifies on behalf of the Borrower that:

       (a) As of the last date of the financial statements included in the report on Form [10-K] [10-Q] attached hereto, no event has occurred or circumstance exists which, individually or in the aggregate, constitutes a Default or Event of Default except as follows: [Exceptions]

       [(b)   The financial statements referred to in Section 7.01(a) of the
Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Borrower and its Subsidiaries, subject to normal year-end audit adjustments which are not expected to be material in amount.]/1//

       [(b)] [(c)]   The Borrower is in compliance with the covenants set forth in Article VII of the Credit Agreement. The covenant calculations set forth below are based on the Borrower's [audited] balance sheet and statements of earnings, cash flows and stockholders' equity for the fiscal [quarter] [year] ended _________________, ____ (the "Period-End Date") contained in the report on Form [10-K] [10-Q] attached hereto.


_______________________
/1// Insert only in Compliance Certificates accompanying quarterly financial statements delivered pursuant to Section 7.01(a)(i) of the Credit Agreement.

1.     Mergers, Consolidations and Sales of Assets (Section 7.02(a))

       A.     Sales, transfers, leases or other disposals of all
              or any substantial part of assets or Property,
              including any disposition of assets or Property as
              part of a sale and leaseback transaction - total for
              the current year                                       $
                                                                      ==========

              must be less than or equal to:

              10% of the total consolidated assets of the Borrower
              (based upon total consolidated assets of Borrower on
              consolidated balance sheet for last fiscal year end)   $
                                                                      ==========

       and

       B.     Sales, transfers, leases or other disposals of all
              or any substantial part of assets or Property,
              including any disposition of assets or Property as
              part of a sale and leaseback transaction - total
              since April 25, 2002                                   $
                                                                      ==========

              must be less than or equal to:

              25% of the total consolidated assets of the Borrower
              (based upon total consolidated assets of Borrower on
              consolidated balance sheet dated March 2, 2002         $
                                                                      ==========

       COMPLIANCE STATUS                                 [OK]/[DEFAULT]

2.     Net Worth (Section 7.03(a))

       Total consolidated stockholders' equity (determined without duplication) of the Borrower and its Subsidiaries on the
       Period-End Date                                              $
                                                                     ===========

       must be greater than or equal to:

       Minimum Required Net Worth Calculation -- The Sum of:

       (i)    $130,000,000                                          $130,000,000

       (ii)   50% of Borrower's consolidated net income for each
              fiscal quarter completed since March 2, 2002
              (without deduction for any net losses)                $
                                                                     ===========

       (iii)  75% of all contributions to the equity of the
              Borrower made after the Effective Date                $
                                                                     ===========

              equals

       Minimum Required Net Worth (i + ii + iii)                    $
                                                                     ===========

       COMPLIANCE STATUS                                          [OK]/[DEFAULT]

3.     Interest Coverage Ratio (Section 7.03(b))

       The ratio of:

       (i)    EBITDA

              .      Consolidated net income of Borrower before
                     subtraction of consolidated income taxes,
                     Interest Expense, depreciation and
                     amortization for the four most recent fiscal
                     quarters                                        $
                                                                      ==========

                     excluding:

              .      Income, expenses and charges relating to
                     discontinued operations (whether resulting in
                     a net positive or a net negative)               $
                                                                      ==========


                     subtracting or adding, as the case may be:

              .      The EBITDA attributable to any acquired or
                     divested business on a pro forma basis          $
                                                                      ==========


                     less:

              .      Extraordinary non-cash charges, to the extent
                     such charges are less than $15,000,000 in any
                     12-month period and are less than $30,000,000
                     in the aggregate between the date of the
                     Credit Agreement and the Commitment
                     Termination Date                                $
                                                                      ==========

              .      Total EBITDA                                    $
                                                                      ==========

       to

       (ii)   Interest Expense

              .      Sum of all interest charges of the Borrower
                     and its Subsidiaries for twelve-month period
                     ending on the Period-End Date determined on a
                     consolidated basis in accordance with GAAP,
                     including all commitment fees, letter of
                     credit fees and related charges                 $
                                                                      ==========


       equals

       (iii)  the Interest Coverage Ratio on the Period-End Date
              (Total EBITDA/Interest Expense)                        ===========

              Minimum Required Interest Coverage Ratio                  3.00

              COMPLIANCE STATUS                                    [OK][DEFAULT]

4.     Debt/EBITDA Ratio (Section 7.03(c))

       The ratio of:

       (i)    Debt:

              .      All consolidated Debt (as defined in the
                     Credit Agreement) of the Borrower and its
                     Subsidiaries                                    $ _________

       to

       (ii)   EBITDA

              .      Consolidated net income of Borrower before
                     subtraction of consolidated income taxes,
                     Interest Expense, depreciation and
                     amortization for the four most recent fiscal
                     quarters                                        $ _________

                     excluding:

              .      Income, expenses and charges relating to
                     discontinued operations (whether resulting in
                     a net positive or a net negative)               $ _________

                     subtracting or adding, as the case may be:

              .      The EBITDA attributable to any acquired or
                     divested business on a pro forma basis          $ _________

                     less:

              .      Extraordinary non-cash charges, to the extent
                     such charges are less than $15,000,000 in any
                     12-month period and are less than $30,000,000
                     in the aggregate between the date of the
                     Credit Agreement and the Commitment
                     Termination Date                                $ _________

              .      Total EBITDA                                    $
                                                                       =========

       equals

       (iii)  Debt/EBITDA Ratio on the Period-End Date
                                                                     ===========

       Maximum Permitted Debt/EBITDA Ratio on Period-End Date        3.00

       COMPLIANCE STATUS                                           [OK][DEFAULT]

       IN WITNESS WHEREOF, on behalf of the Borrower, the undersigned has hereto set his or her hand.

Dated:  ________________, ____                 APOGEE ENTERPRISES, INC.


                                               By: _____________________________
                                                   A Responsible Officer

                                                                       Exhibit F

                        Form of Assignment and Acceptance

                            ASSIGNMENT AND ACCEPTANCE

       Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

       Section 1. Assignment and Acceptance. The Assignor identified in Annex 1 hereto (the "Assignor") hereby sells and assigns, without recourse, to the Assignee identified in Annex 1 hereto (the "Assignee"), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth in Annex 1 hereto, the interests set forth on Annex 1 hereto (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on Annex 1 in the Commitment of the Assignor on the Effective Date and the Competitive Advance Loans and Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.03(a) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       Section 2. Other Documentation. This Assignment and Acceptance is being delivered to the Administrative Agent together with a properly completed Administrative Questionnaire, attached as Annex 2 hereto, if the Assignee is not already a Lender under the Credit Agreement.

       Section 3. Representations and Warranties of the Assignor. The Assignor
(i) represents and warrants that, as of the date hereof, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is held by it free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document executed or furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

       Section 4. Representations and Warranties of the Assignee. The Assignee
(a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 5.01(h) and 7.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (e) if the Assignee is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower (and is providing to the Administrative Agent and the Borrower Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service) that (i) the Assignee is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

         Section 5. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Annex 1 hereto.

                      Annex 1 to Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
(may not be fewer than two Business
Days after the Date of Assignment):


                                                    Percentage Assigned of
                                                    Commitment (set forth, to at
                                                    least 8 decimals, as a
                                Principal Amount    percentage of the Total
                                Assigned            Commitment)

Commitment Assigned:            $                                    %

Loans:                          $


The terms set forth above
are hereby agreed to:                               Consent given:


_________________, as Assignor                      APOGEE ENTERPRISES, INC.

By:__________________________                       By:______________________
   Name:                                               Name:
   Title:                                              Title:

_________________, as Assignee                               Consent given:


By:__________________________                       THE BANK OF NEW YORK,
   Name:                                            as Administrative Agent
   Title:

                                                    By:______________________
                                                       Name:
                                                       Title:

                      Annex 2 to Assignment and Acceptance

LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION:


GENERAL INFORMATION

ABR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Country, Zip Code:

EURODOLLAR LENDING OFFICE:

Institution Name:

Street Address:

City, State, Country, Zip Code:

CONTACTS/NOTIFICATION METHODS

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:

Backup Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:

ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:

Street Address:

City, State, Country, Zip Code:

Phone Number:

FAX Number:

PAYMENT INSTRUCTIONS

Name of bank where funds are to be transferred:

Routing Transit/ABA number of bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:


TAX WITHHOLDING

         Non Resident Alien _____Y  ______N

         Tax ID Number _______________

         [Form W-9, W-8BEN, W-8EXP, W-8ECI or W-8IMY enclosed, as appropriate]

MAILINGS

Please specify who should receive financial information:

Name:

Street Address:

City, State, Country, Zip Code:

                                                                     Exhibit G-1

                          Form of New Lender Supplement

                              NEW LENDER SUPPLEMENT

Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto (each, a "Lender") and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Credit Agreement provides that, under certain circumstances specified in
Section 2.07 thereof, a financial institution may become a party to the Credit Agreement after the Effective Date. Therefore, the undersigned, desiring so to become a Lender party to the Credit Agreement, hereby executes and delivers this New Lender Supplement and agrees as follows:

Section 1. Agreement to Be Bound. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Bank Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto.

Section 2. Commitment. The amount of the Commitment of the undersigned shall be $____________________.

Section 3. Other Documentation. This New Lender Supplement is being delivered to the Administrative Agent together with a properly completed Administrative Questionnaire, attached as Annex A hereto.

Section 4. Confirmations and Agreements of the New Lender. The New Lender (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered on or before the date hereof pursuant to Sections 5.01(h) and 7.01(a) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (e) if the New Lender is organized under the laws of a jurisdiction outside the United States, confirms to the Borrower (and is providing to the Administrative Agent and the Borrower Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service) that (i) the New Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under the Credit Agreement or (ii) that

                                     G-1-1
the income receivable pursuant to the Credit Agreement is effectively connected with the conduct of a trade or business in the United States.

Section 5. GOVERNING LAW. THIS NEW LENDER SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                     G-1-2

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                    [NAME OF NEW LENDER]



                                    By:_________________________________________
                                       Title:


Accepted this _____ day of ________

APOGEE ENTERPRISES, INC.



By:________________________________
    Title:


Accepted this _____ day of ________

THE BANK OF NEW YORK,
    as Administrative Agent

By:________________________________
   Title:

                                     G-1-3

                        Annex A to New Lender Supplement

LEGAL NAME OF ASSIGNEE TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION

ABR LENDING OFFICE:
Institution Name:                    ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________

EURODOLLAR LENDING OFFICE:
Institution Name:                    ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________

CONTACTS/NOTIFICATION METHODS
CREDIT CONTACTS:
Primary Contact:                     ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________
Phone Number:                        ___________________________________________
FAX Number:                          ___________________________________________

Backup Contact:                      ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________
Phone Number:                        ___________________________________________
FAX Number:                          ___________________________________________

ADMINISTRATIVE CONTACTS -- BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.
Contact:                             ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________


Phone Number:                        ___________________________________________

FAX Number:                          ___________________________________________

PAYMENT INSTRUCTIONS

Name of bank where funds are to be transferred:

________________________________________________________________________________
Routing Transit/ABA number of bank where funds are to be transferred:

________________________________________________________________________________
Name of Account, if applicable:      ___________________________________________
Account Number:                      ___________________________________________
Additional Information:              ___________________________________________

TAX WITHHOLDING
        Non Resident Alien           _______Y*         ________N

        Tax ID Number:               ___________________________________________
         [Form W-9, W-8BEN, W-8EXP, W-8ECI or W-8IMY enclosed, as appropriate]


MAILINGS
Please specify who should receive financial information:
Name:                                ___________________________________________
Street Address:                      ___________________________________________
City, State, Country, Zip Code:      ___________________________________________

                                     G-1-5

                                                                     Exhibit G-2

                     Form of Commitment Increase Supplement

                         COMMITMENT INCREASE SUPPLEMENT

Reference is made to the Credit Agreement, dated as of April 25, 2002 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among Apogee Enterprises, Inc. (the "Borrower"), the lenders from time to time parties thereto (each, a "Lender") and The Bank of New York, as letter of credit issuer, administrative agent and swing line lender. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Credit Agreement provides that, under certain circumstances specified in
Section 2.07 thereof, a financial institution may increase its Commitment after the Effective Date. Therefore, the undersigned, desiring so to increase its Commitment, hereby executes and delivers this Commitment Increase Supplement and agrees as follows:

Section 1. Increase in Commitment. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that is shall, on the date this Commitment Increase Supplement is accepted by the Borrower and the Administrative Agent, have its Commitment increased by $___________, thereby making the amount of its Commitment $_____________.

Section 2. GOVERNING LAW. THIS COMMITMENT INCREASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         IN WITNESS WHEREOF, the undersigned has caused this Commitment Increase Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                             [NAME OF NEW LENDER]



                                             By:________________________________
                                                Title:


Accepted this _____ day of ________, ____

APOGEE ENTERPRISES, INC.



By:_____________________________________
   Title:



Accepted this _____ day of ________, ____

THE BANK OF NEW YORK,
    as Administrative Agent



By:______________________________________
   Title:

                                     G-2-2

================================================================================


                          SUBSIDIARY GUARANTY AGREEMENT

                                   dated as of

                                 April 25, 2002

                                      among

                          THE GUARANTORS PARTIES HERETO

                                       and

                              THE BANK OF NEW YORK,

                                    as Agent
                          for the Guaranteed Creditors


================================================================================

               SUBSIDIARY GUARANTY AGREEMENT (the "Guaranty"), dated as of April 25, 2002, by the parties who have executed this Guaranty (such parties, along with any other parties who execute and deliver to the Agent hereinafter identified and defined an agreement in the form attached hereto as Exhibit A, collectively, the "Guarantors" and, individually, a "Guarantor") in favor of The Bank of New York ("BNY") acting as agent hereunder for the Guaranteed Creditors hereinafter identified and defined (BNY acting as such agent and any successor or successors to BNY in such capacity, the "Agent").

                                   WITNESSETH:

               WHEREAS, each of the Guarantors is a direct or indirect subsidiary of Apogee Enterprises, Inc., a Minnesota corporation (the "Borrower"); and

               WHEREAS, the Borrower and BNY, individually and as administrative agent, letter of credit issuer and swing line lender (BNY acting as such agent and any successor or successors to BNY in such capacity, the "Administrative Agent") have entered into a Credit Agreement, dated as of April 25, 2002 (such Credit Agreement as the same may from time to time hereafter be modified, amended or restated, the "Credit Agreement") pursuant to which BNY and such other lenders from time to time parties thereto (BNY, as a lender, the letter of credit issuer and the swing line lender, together with such other lenders, the "Lenders" and, individually, a "Lender") have extended various credit facilities to the Borrower (the Administrative Agent and the Lenders, collectively, the "Guaranteed Creditors" and, individually, a "Guaranteed Creditor").

               WHEREAS, the Borrower provides each of the Guarantors with substantial financial, management, administrative, and technical support; and

               WHEREAS, as a condition to extending the credit facilities and other financial accommodations pursuant to the Credit Agreement, the Guaranteed Creditors have required, among other things, that the Guarantors execute and deliver this Guaranty; and

               WHEREAS, each Guarantor will directly and substantially benefit from credit and other financial accommodations extended, and to be extended, by the Guaranteed Creditors to the Borrower;

               NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Guaranteed Creditors from time to time, each Guarantor hereby makes the following representations and warranties to the Guaranteed Creditors and hereby covenants and agrees with the Guaranteed Creditors as follows:

               Section 1. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.


               Section 2. Each Guarantor hereby jointly and severally guarantees, for the ratable benefit of the Guaranteed Creditors, the due and punctual payment when due of (i) any and all indebtedness, obligations and liabilities of the Borrower and the Guarantors, and of any of them individually, to the Guaranteed Creditors, and to any of them individually, under or in connection with or evidenced by the Credit Documents whether now existing or hereafter arising

(and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (ii) any and all reasonable expenses and charges, legal or otherwise, suffered or incurred by the Guaranteed Creditors, or the Agent and any of them, in collecting or enforcing any of such indebtedness, obligations and liabilities or in realizing on or protecting or preserving any security therefor. The indebtedness, obligations and liabilities described in the immediately preceding clauses (i) and (ii) are hereinafter referred to as the "indebtedness hereby guaranteed". In case of failure by the Borrower or any Guarantor punctually to pay any indebtedness hereby guaranteed, each Guarantor jointly and severally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise. All payments hereunder by any Guarantor shall be made in immediately available funds in the same currency in which the indebtedness hereby guaranteed is payable, without setoff, counterclaim or other defense or withholding or deduction of any nature.

               Section 3. Each Guarantor jointly and severally agrees to pay on demand all reasonable expenses, legal and/or otherwise (including court costs and reasonable attorneys' fees), paid or incurred by any Guaranteed Creditor in endeavoring to collect the indebtedness hereby guaranteed, or any part thereof, or in enforcing or endeavoring to enforce any Guarantor's obligations hereunder, or any part thereof, or in protecting, defending or enforcing this Guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.

               Section 4. Each Guarantor agrees that, upon demand, such Guarantor will then pay to the Agent, for the benefit of the Guaranteed Creditors, the full amount of the indebtedness hereby guaranteed then due whether or not any one or more of the other Guarantors shall then or thereafter pay any amount whatsoever in respect to their obligations hereunder.

               Section 5. Each of the Guarantors agrees that such Guarantor will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to such Guarantor against any person liable for payment of the indebtedness hereby guaranteed, or as to any security therefor, unless and until the full amount owing to the Guaranteed Creditors of the indebtedness hereby guaranteed has been fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed shall have expired or otherwise terminated. The payment by any Guarantor of any amount or amounts to the Guaranteed Creditors pursuant hereto shall not in any way entitle any such Guarantor, either at law, in equity or otherwise, to any right, title or interest (whether by way of subrogation or otherwise) in and to the indebtedness hereby guaranteed or any part thereof or any collateral security therefor or any other rights or remedies in any way relating thereto or in and to any amounts theretofor, then or thereafter paid or applicable to the payment thereof howsoever such payment may be made and from whatsoever source such payment may be derived unless and until all of the indebtedness hereby guaranteed has been paid and satisfied in full and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed shall have expired or otherwise terminated and unless and until such payment in full and termination, any payments made by any Guarantor hereunder and any other payments from whatsoever source derived on account of or applicable to the indebtedness hereby guaranteed or any part thereof shall be held and taken to be merely payments in gross to the Guaranteed Creditors reducing pro tanto the indebtedness hereby guaranteed.

               Section 6. To the extent permitted by the Credit Agreement, each Guaranteed Creditor may, without any notice whatsoever to any of the Guarantors, sell, assign, or transfer all of the indebtedness hereby guaranteed, or any part thereof, or grant participations therein, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the indebtedness hereby guaranteed, shall have the right through the Agent pursuant to Section 18 hereof to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; but each Guaranteed Creditor through the Agent pursuant to Section 18 hereof shall have an unimpaired right to enforce this Guaranty for its own benefit, as to so much of the indebtedness hereby guaranteed that it has not sold, assigned or transferred.

               Section 7. This Guaranty is a continuing, irrevocable, absolute and unconditional guaranty of payment and not of collection, and shall remain in full force and effect until any and all of the indebtedness hereby guaranteed shall be fully paid and satisfied and each of the commitments by the Guaranteed Creditors to extend any indebtedness hereby guaranteed shall have expired or otherwise terminated. The Guaranteed Creditors may at any time or from time to time release any Guarantor from its obligations hereunder or effect any compromise with any Guarantor and no such release or compromise shall in any manner impair or otherwise affect the obligations hereunder of the other Guarantors. No release, compromise, or discharge of any one or more of the Guarantors shall release, compromise or discharge the obligations of the other Guarantors hereunder.

               Section 8. In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or any Guarantor, all of the indebtedness hereby guaranteed which is then existing shall immediately become due or accrued and payable from the Guarantors. All payments received from the Borrower or on account of the indebtedness hereby guaranteed from whatsoever source, shall be taken and applied as payment in gross, and this Guaranty shall apply to and secure any ultimate balance that shall continue to remain owing to the Guaranteed Creditors.

               Section 9. The liability hereunder shall in no way be affected or impaired by (and the Guaranteed Creditors are hereby expressly authorized to make from time to time, without notice to any of the Guarantors), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, impairment, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the indebtedness hereby guaranteed, either express or implied, or of the Credit Agreement or any other contract or contracts evidencing any thereof, or of any security or collateral therefor or any guaranty thereof. The liability hereunder shall in no way be affected or impaired by any acceptance by the Agent or the Guaranteed Creditors of any security for or other guarantors upon any of the indebtedness hereby guaranteed, or by any failure, neglect or omission on the part of the Agent or the Guaranteed Creditors to realize upon or protect any of the indebtedness hereby guaranteed, or any collateral or security therefor (including, without limitation, impairment of collateral and failure to perfect security interest in any collateral), or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower or any Guarantor, possessed by the Agent or any of the Guaranteed Creditors, toward the liquidation of the indebtedness hereby guaranteed, or by any application of payments or credits thereon. The Guaranteed Creditors shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on said indebtedness hereby guaranteed, or any part of same. In order to hold any Guarantor liable hereunder, there shall be no obligation on the part of the Agent or the Guaranteed Creditors, at any time, to resort for payment to the Borrower or to any other Guarantor, or to any other person, its property or estate, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Agent and the Guaranteed Creditors shall have the right to enforce this Guaranty against any Guarantor irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing are pending.

       Section 10. In the event the Guaranteed Creditors shall at any time in their discretion permit a substitution of Guarantors hereunder or a party shall wish to become Guarantor hereunder, such substituted or additional Guarantor shall, upon executing an agreement in the form attached hereto as Exhibit A, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Guarantor had originally executed this Guaranty and in the case of a substitution, in lieu of the Guarantor being replaced. No such substitution shall be effective absent the written consent of the Guaranteed Creditors delivered in accordance with the terms of the Credit Documents, nor shall it in any manner affect the obligations of the other Guarantors hereunder.

       Section 11. All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the Guarantors or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of said indebtedness hereby guaranteed, and of any security and collateral therefor, and of the acceptance of this Guaranty, and of any and all extensions of credit and indulgence hereunder, are expressly waived. Section 12. No act of commission or omission of any kind, or at any time, upon the part of the Agent or the Guaranteed Creditors in respect to any matter whatsoever, shall in any way affect or impair this Guaranty.

       Section 13. The Guarantors waive any and all defenses, claims and discharges of the Borrower, or any other obligor or Guarantor, pertaining to the indebtedness hereby guaranteed, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Guarantors will not assert, plead or enforce against the Agent or the Guaranteed Creditors any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower, or any other Guarantor or person liable in respect of any of the indebtedness hereby guaranteed, or any set-off available against the Guaranteed Creditors to the Borrower or any such other person, whether or not on account of a related transaction. The Guarantors agree that the Guarantors shall be and remain jointly and severally liable for any deficiency remaining after foreclosure or other realization on any lien or security interest securing the indebtedness hereby guaranteed, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

       Section 14. If any payment applied by the Guaranteed Creditors to the indebtedness hereby guaranteed is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other Guarantor or obligor), the indebtedness hereby guaranteed to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such of the indebtedness hereby guaranteed as fully as if such application had never been made. Notwithstanding any other provision of this Guaranty, in any action or proceeding involving any state corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the parties hereto agree that if the obligations of any Guarantor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its liability under this Guaranty, then notwithstanding any other provision of this Guaranty, the amount of such liability shall, without any further action by such Guarantor or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding; provided, however, that nothing in this sentence shall affect (i) the joint and several nature of the Guaranty and its obligations, (ii) the provisions of the Contribution Agreement regarding contribution among the Guarantors and (iii) the first sentence of this section 14.

       Section 15. The liability of the Guarantors under this Guaranty is in addition to and shall be cumulative with all other liabilities of the Guarantors after the date hereof to the Guaranteed Creditors as a Guarantor of the indebtedness hereby guaranteed, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

       Section 16. Any invalidity or unenforceability of any provision or application of this Guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. Without limiting the generality of the foregoing, any invalidity or unenforceability against any Guarantor of any provision or application of the Guaranty shall not affect the validity or enforceability of the provisions or application of this Guaranty as against the other Guarantors.

       Section 17. Any demand for payment on this Guaranty or any other notice required or desired to be given hereunder to any Guarantor shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth on the appropriate signature page hereof, or such other address or telecopier number as such party may hereafter specify by notice to the Agent given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender,
(ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section 17.

       Section 18. No Guaranteed Creditor (other than the Agent ) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Guaranty for the enforcement of any remedy under or upon this Guaranty; it being understood and intended that no one or more of the Guaranteed Creditors (other than the Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Agent in the manner herein provided and for the benefit of the Guaranteed Creditors.

       Section 19. This Guaranty shall supersede the Subsidiary Guaranty Agreement, dated May 21, 1998, (the "Prior Subsidiary Guaranty Agreement") by and between the Guarantors (as defined in such agreement), in favor of The Bank of New York, in its entirety. Upon the effective date of the Termination Agreement, the Prior Subsidiary Guaranty Agreement shall become null and void.

               Section 20. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK and may not be waived, amended, released or otherwise changed except by a writing signed by the Guaranteed Creditors. This Guaranty and every part thereof shall be effective upon delivery to the Agent, without further act, condition or acceptance by the Guaranteed Creditors, shall be binding upon the Guarantors and upon the legal representatives, successors and assigns of the Guarantors, and shall inure to the benefit of the Agent or the Guaranteed Creditors, their successors, legal representatives and assigns. The Guarantors waive notice of the Agent's or the Guaranteed Creditors' acceptance hereof. This Guaranty may be executed in counterparts and by different parties hereto on separate counterparts each of which shall be an original, but all together to be one and the same instrument.

               Section 21. The Guarantors' obligation hereunder to make payments in the currency specified in the Credit Agreement (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Guaranteed Creditors of the full amount of the Obligation Currency expressed to be payable to the Guaranteed Creditors under this Guaranty. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Agent or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such business day being hereinafter referred to as the "Judgment Currency Conversion Date"). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. For purposes of determining any rate of exchange for this
Section 21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

               Section 22. Each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Guaranty or the transactions contemplated hereby. Each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum. EACH OF THE GUARANTORS, THE AGENT AND THE GUARANTEED CREDITORS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

       Section 23. In order to induce the Guaranteed Creditors to continue and extend the credit facilities and other financial accommodations to the Borrower pursuant to the Credit Agreement, each Guarantor makes the following representations and warranties, all of which shall survive the execution and delivery of this Guaranty.

       (a) Such Guarantor (i) is a duly organized and validly existing corporation (or limited liability company, as the case may be) in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation (or limited liability company, as the case may be) and in good standing in each jurisdiction where the ownership of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, operations, properties or financial or other condition of such Guarantor.

       (b) Such Guarantor has the power and authority to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty. Such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

       (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein (i) will contravene any material provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which any of the Guarantor or its subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or the equivalent charter, organizational or formation documents) of such Guarantor.

       (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the date hereof and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

               IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and delivered as of the date first above written.


                                            GUARANTORS:
                                            ----------

                                            HARMON, INC.



                                            By: /s/ Gary R. Johnson
                                               --------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:
                                            919 Fifth Avenue, NW
                                            Suite 100
                                            New Brighton, MN 55112-2702
                                            Attention:


                                            HARMON GLASS COMPANY



                                            By: /s/ Gary R. Johsnon
                                               --------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:
                                            4000 Olson Memorial Highway
                                            Suite 600 Minneapolis, MN
                                            55422-5334 Attention:


                                            VIRACON, INC.



                                            By: /s/ Gary R. Johnson
                                               --------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:
                                            500 Park Drive
                                            Owatonna, MN 55060
                                            Attention:

                                          VIRACON GEORGIA, INC.



                                          By: /s/ Gary R. Johnson
                                             -----------------------------------
                                          Name:   Gary R. Johnson
                                          Title: Vice President, Treasurer

                                          Address:  c/o Apogee Enterprises, Inc.
                                                    7900 Xerxes Ave. So.
                                                    Minneapolis, MN  55431
                                          Attention:


                                          VIRACON/CURVLITE, INC.



                                          By: /s/ Gary R. Johnson
                                             -----------------------------------
                                          Name:   Gary R. Johnson
                                          Title: Vice President, Treasurer

                                          Address:
                                          500 Park Drive
                                          Owatonna, MN 55060
                                          Attention:


                                          VIRATEC THIN FILMS, INC.



                                          By: /s/ Gary R. Johnson
                                             -----------------------------------
                                          Name:   Gary R. Johnson
                                          Title: Vice President, Treasurer

                                          Address:
                                          2150 Airport Drive
                                          Faribault, MN 55021-7798
                                          Attention:

                                            APOGEE WAUSAU GROUP, INC.



                                            By: /s/ Gary R. Johnson
                                               ---------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:
                                            1415 West Street
                                            Wausau, WI 54401
                                            Attention:


                                            TRU VUE, INC.



                                            By: /s/ Gary R. Johnson
                                               --------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:
                                            1315 North Branch Street
                                            Chicago, IL 60622
                                            Attention:


                                            BALANGIER DESIGNS, INC.



                                            By: /s/ Gary R. Johnson
                                               --------------------------------
                                            Name:   Gary R. Johnson
                                            Title: Vice President, Treasurer

                                            Address:  c/o Apogee Enterprises
                                                      7900 Xerxes Ave. So.
                                                      Minneapolis, MN 55431
                                            Attention:

Accepted and agreed to in New York, New York as of the date first above written.

                                            THE BANK OF NEW YORK, as Agent for
                                            the Guaranteed Creditors


                                            By: /s/ Joseph F. Murphy
                                               ---------------------------------
                                               Name:  Joseph F. Murphy
                                               Title: Vice President
                                                       Central Division Head

                                               Address:

                                               One Wall Street, 19th Floor
                                               New York, New York 10286
                                               Attention:  John-Paul Marotta

                                               Telephone:  (212) 635-8204
                                               Facsimile:  (212) 635-1208

                                                                       Exhibit A

                    ASSUMPTION AND SUPPLEMENT TO SUBSIDIARY GUARANTY AGREEMENT (the "Agreement"), dated as of this _____ day of ____________, _____, made by [new guarantor], a ___________ corporation (the "New Guarantor");

                                WITNESSETH THAT:

                    WHEREAS, certain parties have executed and delivered to the Guaranteed Creditors that certain Subsidiary Guaranty Agreement, dated as of ______, 2002 (such Subsidiary Guaranty Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Guarantors thereunder, the "Guaranty") pursuant to which such parties (the "Existing Guarantors") have guaranteed to the Guaranteed Creditors the full and prompt payment of, among other things, any and all indebtedness, obligations and liabilities of the Borrower (as defined in the Guaranty) arising under or relating to the Credit Agreement and certain other Credit Documents as defined therein; and

                    WHEREAS, the Borrower provides the New Guarantor with substantial financial, managerial, administrative and technical support and the New Guarantor will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors to the Borrower;

                    NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Guaranteed Creditors from time to time, the New Guarantor hereby agrees as follows:

                    Section 1. The New Guarantor acknowledges and agrees that it shall become a "Guarantor" party to the Guaranty effective upon the date of the New Guarantor's execution of this Agreement and the delivery of this Agreement to the Agent on behalf of the Guaranteed Creditors, and that upon such execution and delivery, all references in the Guaranty to the terms "Guarantor" or "Guarantors" shall be deemed to include the New Guarantor.

                    Section 2. The New Guarantor hereby assumes and becomes liable (jointly and severally with all the other Guarantors) for the indebtedness hereby guaranteed (as defined in the Guaranty) and agrees to pay and otherwise perform all of the obligations of a Guarantor under the Guaranty according to, and otherwise on and subject to, the terms and conditions of the Guaranty to the same extent and with the same force and effect as if the New Guarantor had originally been one of the Existing Guarantors under the Guaranty and had originally executed the same as such an Existing Guarantor.

                    Section 3. All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Guaranty, except that any reference to the term "Guarantor" or "Guarantors" and any provision of the Guaranty providing meaning to such term shall be deemed a reference to the Existing Guarantors and the New Guarantor. Except as specifically modified hereby, all of the terms and conditions of the Guaranty shall stand and remain unchanged and in full force and effect.

                    Section 4. The New Guarantor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Agent or the Guaranteed Creditors may deem necessary or proper to carry out more effectively the purposes of this Agreement.

                    Section 5. No reference to this Agreement need be made in the Guaranty or in any other document or instrument making reference to the Guaranty, any reference to the Guaranty in any of such to be deemed a reference to the Guaranty as modified hereby.

                    Section 6. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

                                            [NEW GUARANTOR]



                                            By: ________________________________
                                                Name:
                                                Title:

Acknowledged and agreed to in New York, New York as of the date first above written.

                                            THE BANK OF NEW YORK, as Agent for
                                            the Guaranteed Creditors



                                            By: ________________________________
                                                Name:
                                                Title:

================================================================================

                             CONTRIBUTION AGREEMENT

                                   dated as of

                                 April 25, 2002

                                      among

                            APOGEE ENTERPRISES, INC.

                                       and

                         THE CONTRIBUTING PARTIES HERETO

================================================================================

          CONTRIBUTION AGREEMENT (the "Agreement"), dated as of April 25, 2002, among Apogee Enterprises, Inc., a Minnesota corporation (the "Principal"), and each of the undersigned corporations (other than the Principal) located at the addresses set forth on the signature pages below their names (each, together with any other parties who execute and deliver to the Agent referred to below a supplement in the form attached hereto as Exhibit A, a "Subsidiary", and collectively, the "Subsidiaries"). The Principal and each of the Subsidiaries are sometimes hereinafter referred to individually as a "Contributing Party" (and collectively as the "Contributing Parties").

                              W I T N E S S E T H:

          WHEREAS, the Principal is a party to a Credit Agreement, dated as of April 25, 2002, by and among the Principal, The Bank of New York, as Administrative Agent, Letter of Credit Issuer and Swing Line Lender, and the Lenders from time to time parties thereto (the "Credit Agreement"; capitalized terms used herein without definition have the meanings given them, or incorporated by reference, in the Credit Agreement);

          WHEREAS, as a condition, among others, to the willingness of the Administrative Agent and the Lenders to enter into the Credit Agreement, the Administrative Agent and the Lenders have required that each Subsidiary execute and deliver that certain Subsidiary Guaranty Agreement, dated as of April 25, 2002 (such agreement, as the same may from time to time be amended, modified, restated or extended, the "Guaranty"), pursuant to which, among other things, the Subsidiaries have jointly and severally agreed to guarantee the indebtedness of the Borrower to the Guaranteed Creditors pursuant to Section 2 of the Guaranty (collectively, the "Guaranteed Obligations"); and

          WHEREAS, each Subsidiary is a wholly-owned direct or indirect subsidiary of the Principal and is engaged in businesses related to those of the Principal and each other Subsidiary, and each of the Subsidiaries will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement;

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary to enter into the Guaranty, it is agreed as follows:

          To the extent that any Subsidiary shall, under the Guaranty, make a payment (a "Subsidiary Payment") of a portion of the Guaranteed Obligations, then such Subsidiary shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

          As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of

Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

          This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guaranty.

          The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary to which such contribution and indemnification is owing.

          This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Guaranteed Obligations under and as defined in the Guaranty shall have been indefeasibly paid in full and discharged and the financing arrangements evidenced and governed by the Credit Agreement and the Credit Documents shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Administrative Agent and the Lenders. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Administrative Agent and the Lenders. If any Lender grants additional loans (in addition to the Credit Agreement) to the Principal or takes other action giving rise to additional Guaranteed Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Administrative Agent or such Lender receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Payments made with respect to such loans or Guaranteed Obligations shall be the same as if such termination or revocation had not occurred.

          This Agreement shall supercede the Contribution Agreement, dated May 21, 1998 (the "Prior Contribution Agreement"), by and between the Subsidiaries, in its entirety. Upon the effective date of the Termination Agreement, the Prior Contribution Agreement shall become null and void

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

          IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

                                           APOGEE ENTERPRISES, INC.


                                           By: /s/ Gary R. Johnson
                                              ----------------------------------
                                               Name:  Gary R. Johnson
                                               Title: Vice President, Treasurer

                                               Address:
                                               7900 Xerxes Avenue South
                                               Suite 1800
                                               Minneapolis, Minnesota 55431
                                               Attention:


                                           HARMON, INC.


                                           By: /s/ Gary R. Johnson
                                              ----------------------------------
                                               Name:  Gary R. Johnson
                                               Title: Vice President, Treasurer

                                               Address:
                                               919 Fifth Avenue, NW
                                               Suite 100
                                               New Brighton, MN 55112-2702
                                               Attention:


                                           HARMON GLASS COMPANY


                                           By: /s/ Gary R. Johnson
                                              ----------------------------------
                                               Name:  Gary R. Johnson
                                               Title: Vice President

                                               Address:
                                               4000 Olson Memorial Highway
                                               Suite 600
                                               Minneapolis, MN 55422-5334
                                               Attention:
                                       -3-

                                       VIRACON, INC.



                                       By: /s/ Gary R. Johnson
                                          -----------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address:
                                           500 Park Drive
                                           Owatonna, MN 55060
                                           Attention:



                                       VIRACON GEORGIA, INC.



                                       By: /s/ Gary R. Johnson
                                          -----------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address:c/o Apogee Enterprises, Inc.
                                           7900 Xerxes Ave. S.
                                           Minneapolis, MN 55431
                                           Attention:  Gary R. Johnson



                                       VIRACON/CURVLITE, INC.



                                       By: /s/ Gary R. Johnson
                                          -----------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address:
                                           500 Park Drive
                                           Owatonna, MN 55060
                                           Attention:

                                       VIRATEC THIN FILMS, INC.



                                       By: /s/ Gary R. Johnson
                                          --------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address:
                                           2150 Airport Drive
                                           Faribault, MN 55021-7798
                                           Attention:



                                       APOGEE WAUSAU GROUP, INC.



                                       By: /s/ Gary R. Johnson
                                          --------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer
                                           Address:
                                           1415 West Street
                                           Wausau, WI 54401
                                           Attention:



                                       TRU VUE, INC.



                                       By: /s/ Gary R. Johnson
                                          --------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address:
                                           1315 North North Branch Street
                                           Chicago, IL 60622
                                           Attention:

                                       BALANGIER DESIGNS, INC.



                                       By: /s/ Gary R. Johnson
                                          ---------------------------
                                           Name: Gary R. Johnson
                                           Title:  Vice President, Treasurer

                                           Address: c/c Apogee Enterprises, Inc.
                                           7900 Xerxes Ave. S.
                                           Minneapolis, MN 55431
                                           Attention:  Gary R. Johnson

                                                                       Exhibit A

       ASSUMPTION AND SUPPLEMENT TO CONTRIBUTION AGREEMENT (the "Supplement"), dated as of this _____ day of ____________, _____, made by [new contributing party] a ___________ corporation (the "New Contributing Party");

                                WITNESSETH THAT:

       WHEREAS, certain parties have executed and delivered that certain Contribution Agreement, dated as of April 25, 2002 (such Contribution Agreement, as the same may from time to time be modified or amended, including supplements thereto which add or substitute parties as Contributing Parties thereunder, the "Agreement") pursuant to which such parties (the "Existing Contributing Parties") have agreed to provide for contribution, indemnification and reimbursement rights among each other with respect to amounts paid under the Guaranty referred to in the Agreement; and

       WHEREAS, the Principal (as defined in the Agreement) provides the New Contributing Party with substantial financial, managerial, administrative and technical support and the New Contributing Party will directly and substantially benefit from credit and other financial accommodations extended and to be extended by the Guaranteed Creditors (as defined in the Guaranty) to the Principal;

       NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Principal by the Guaranteed Creditors from time to time, the New Contributing Party hereby agrees as follows:

       Section 1. The New Contributing Party acknowledges and agrees that it shall become a "Contributing Party" to the Agreement effective upon the date of the New Contributing Party's execution of this Supplement and the delivery of this Supplement to the Principal and that upon such execution and delivery, all references in the Agreement to the terms "Contributing Party" or "Contributing Parties" shall be deemed to include the New Contributing Party.

       Section 2. The New Contributing Party hereby agrees to pay and otherwise perform all of the obligations of a Contributing Party under the Agreement according to, and otherwise on and subject to, the terms and conditions of the Agreement to the same extent and with the same force and effect as if the New Contributing Party had originally been one of the Existing Contributing Parties under the Agreement and had originally executed the same as such an Existing Contributing Party.

       Section 3. All capitalized terms used in this Supplement without definition shall have the same meaning herein as such terms have in the Agreement, except that any reference to the term "Contributing Party" or "Contributing Parties" and any provision of the Agreement providing meaning to such term shall be deemed a reference to the Existing Contributing Party and the New Contributing Party. Except as specifically modified hereby, all of the terms and conditions of the Agreement shall stand and remain unchanged and in full force and effect.

       Section 4. The New Contributing Party agrees to execute and deliver such further instruments and documents and do such further acts and things as the Principal or the other Contributing Parties may deem necessary or proper to carry out more effectively the purposes of this Supplement.

              Section 5. No reference to this Supplement need be made in the Agreement or in any other document or instrument making reference to the Agreement, any reference to the Agreement in any of such to be deemed a reference to the Agreement as modified hereby.

              Section 6. This Supplement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

                                               [NEW CONTRIBUTING PARTY]

                                               By:____________________________
                                                   Name:
                                                   Title:



       Acknowledged and agreed to in New York, New York as of the date first above written.

                                               APOGEE ENTERPRISES, INC.



                                               By:____________________________
                                                   Name:
                                                   Title:

                        TERMINATION AND RELEASE AGREEMENT

          TERMINATION AND RELEASE AGREEMENT (this "Agreement"), dated April 25, 2002, by and among the parties to the various agreements described below. Capitalized terms used herein without definition are used as defined in the Credit Agreement or such other relevant Credit Document.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, in consideration for the establishment of a new credit facility, the parties to that certain Credit Agreement, dated as of May 21, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), have determined that it is in the best interests of the parties to terminate the Credit Agreement, the Commitments thereunder and the various Credit Documents related thereto;

          NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Termination of the Credit Agreement. (a) Upon the effectiveness of this Agreement, the Credit Agreement shall terminate and be of no further force or effect and (i) the Borrower shall not have any further liabilities or obligations thereunder and (ii) the Lenders shall have no further obligations thereunder.

          (b) In accordance with Section 2.03(a) of the Credit Agreement, the Borrower has given notice to the Administrative Agent of the reduction of the Total Commitment under the Credit Agreement to zero, and the Administrative Agent has accepted such notice, each as evidenced by their execution of the "Credit Agreement Signature Page" attached hereto.

          (c) The Administrative Agent and the Lenders agree to deliver to the Borrower, at the Borrower's sole expense, such releases and other instruments (including without limitation the Notes) as the Borrower may reasonably request to give effect to the foregoing release and termination.

          (d) In accordance with Sections 2.03(a) and 2.04 of the Credit Agreement, any Commitment Fees, Letter of Credit Fees, accrued but unpaid interest on any Loans and any other accrued but unpaid fees shall be paid by the Borrower on the date hereof.

          (e) The date upon which this Agreement becomes effective shall be the "Commitment Termination Date" for all purposes of the Credit Agreement and the Credit Documents, and all Loans shall be repaid on such date.

          (f) Any outstanding Letter of Credit under the Credit Agreement shall remain outstanding in accordance with the terms thereof and shall be deemed issued pursuant to the new credit agreement executed on the date hereof, to the extent that there are no unreimbursed drawings under any such outstanding Letter of Credit.

          (g) The provisions of Sections 4.03, 4.04, 4.06 and 9.06 of the Credit Agreement shall survive termination of the Credit Agreement.

          SECTION 2. Termination of the Security Agreement. (a) Upon the effectiveness of this Agreement, the Security Agreement, dated as of June 13, 2000 (the "Security Agreement"), by and among the Borrower, the Debtors and the Agent (each as defined in the Security Agreement), including without limitation all Liens created, granted or assigned therein or pursuant thereto or in accordance therewith, shall terminate and be of no further force or effect and no party to the Security Agreement shall have any further liabilities or obligations thereunder.

          (b) The Agent under the Security Agreement shall take all reasonable actions (including the execution, delivery and filing of such releases or other financing instruments and, where appropriate, the return of physical possession and control) to release all of the Collateral from the security interests created under the Security Agreement.

          (c) The Borrower and the Agent acknowledge the termination of the security interests under the Security Agreement by executing the "Security Agreement Signature Page" attached hereto.

          (d) All indemnities by the Borrower under the Security Agreement shall survive its termination and remain in full force and effect.

          SECTION 3. Termination of the Pledge Agreement. (a) Upon the effectiveness of this Agreement, the Pledge Agreement, dated as of May 21, 1998 (the "Pledge Agreement"), by and among the Borrower, the Pledgors and the Agent (each as defined in the Pledge Agreement), including without limitation all Liens created, granted or assigned therein or pursuant thereto or in accordance therewith, shall terminate and be of no further force or effect and no Pledgor shall have any further liabilities or obligations thereunder.

          (b) The Agent hereby agrees to release all collateral as may have been delivered to, or otherwise be in the possession of, the Agent pursuant thereto or in accordance therewith, and to return the physical possession and control of all Collateral possessed or controlled by it to the appropriate Pledgors. The Agent further agrees to deliver to the Pledgors, at the Pledgors' sole expense, such other releases, termination statements and other instruments as any Pledgor may reasonably request to give effect to the foregoing release and termination.

          (c) The Pledgors and the Agent acknowledge the termination of the security interests under the Security Agreement by executing the "Pledge Agreement Signature Page" attached hereto.

          (d) All indemnities by the Pledgors under the Pledge Agreement shall survive its termination and remain in full force and effect.

          SECTION 4. Termination of the Subsidiary Guaranty. (a) Upon the effectiveness of this Agreement, the Subsidiary Guaranty Agreement, dated as of May 21, 1998 (the "Subsidiary Guaranty"), by and among the Guarantors and the Agent (as defined in the Subsidiary Guaranty) shall terminate and be of no further force or effect and no party shall have any further obligations or liabilities thereunder.

          (b) The Agent agrees to deliver to the Guarantors, at the Guarantors' sole expense, such other releases, termination statements and other instruments as any Guarantor may reasonably request to give effect to the foregoing release and termination.

          (c) The Agent and the Guarantors acknowledge the termination of the obligations under the Subsidiary Guaranty by executing the "Subsidiary Guaranty Signature Page" attached hereto.

          SECTION 5. Termination of the Contribution Agreement. (a) Upon the effectiveness of this Agreement, the Contribution Agreement, dated as of May 21, 1998 (the "Contribution Agreement"), by and between the Principal and the Subsidiaries (as defined in the Contribution Agreement) shall terminate and be of no further force or effect and no party shall have any further liabilities or obligations thereunder.

          (b) The Principal and the Subsidiaries acknowledge the termination of the obligations under the Contribution Agreement by executing the "Contribution Agreement Signature Pages" attached hereto.

          SECTION 6. Effectiveness. This Agreement shall become effective upon occurrence of the following:

          (a) The execution by all necessary parties of the signature pages attached hereto and the delivery of such signature pages or counterparts to the Administrative Agent.

          (b) The Administrative Agent shall have executed and delivered to the Borrower the Receipt attached hereto as Exhibit A.

          SECTION 7. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

          SECTION 8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

                       [THE NEXT PAGE IS A SIGNATURE PAGE]

                        [CREDIT AGREEMENT SIGNATURE PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                APOGEE ENTERPRISES, INC.


                                By: /s/ Gary R. Johnson
                                   ------------------------------------

                                   Name:  Gary R. Johnson

                                   Title: Vice President, Treasurer


                                   THE BANK OF NEW YORK, as
                                   Administrative Agent on behalf of the Lenders


                                By: /s/ Joseph F. Murphy
                                   ------------------------------------

                                   Name:  Joseph F. Murphy

                                   Title: Vice President, Central Division Head

                       [SECURITY AGREEMENT SIGNATURE PAGE]

                                APOGEE ENTERPRISES, INC.


                                By: /s/ Gary R. Johnson
                                   ------------------------------------

                                   Name:  Gary R. Johnson

                                   Title: Vice President, Treasurer


                                THE BANK OF NEW YORK, as
                                Agent on behalf of the Secured Creditors under the Security Agreement


                                By: Joseph F. Murphy
                                   ------------------------------------

                                   Name:  Joseph F. Murphy

                                   Title: Vice President, Central Division Head

                       [PLEDGE AGREEMENT SIGNATURE PAGES]

                                       APOGEE ENTERPRISES, INC.


                                       By: /s/ Gary R. Johnson
                                        ----------------------------------------

                                          Name:  Gary R. Johnson

                                          Title: Vice President, Treasurer


                                       APOGEE WAUSAU, INC.


                                       By: /s/ Gary R. Johnson
                                        ----------------------------------------

                                          Name:  Gary R. Johnson

                                          Title: Vice President, Treasurer


                                       VIRACON, INC.


                                       By: /s/ Gary R. Johnson
                                        ----------------------------------------

                                          Name:  Gary R. Johnson

                                          Title: Vice President, Treasurer


                                       HARMON GLASS COMPANY
                                       (On behalf of itself and as successor by merger to The Glass Depot, Inc. and American Management Group)


                                       By: /s/ Gary R. Johnson
                                        ----------------------------------------

                                          Name:  Gary R. Johnson
                                          Title: Vice President, Treasurer

                                         THE BANK OF NEW YORK, as
                                         Agent for the Secured Creditors
                                         in the Pledge Agreement


                                         By: /s/ Gary R. Johnson
                                            ----------------------------------

                                            Name: Gary R. Johnson

                                            Title:  Vice President, Treasurer

                      [SUBSIDIARY GUARANTY SIGNATURE PAGES]


                                      HARMON, INC.


                                      By: /s/ Gary R. Johnso
                                         ------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      VIRACON/CURVLITE, INC.


                                      By: /s/ Gary R. Johnson
                                         ------------------------------------

                                         Name: Gary R. Johnson

                                         Title: Vice President, Treasurer

                                      APOGEE WAUSAU GROUP, INC.


                                      By: /s/ Gary R. Johnson
                                         ------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      VIRACON, INC.


                                      By: /s/ Gary R. Johnson
                                         ------------------------------------

                                         Name: Gary R. Johnson

                                         Title: Vice President, Treasurer

                                      VIRATEC THIN FILMS, INC.


                                      By: /s/ Gary R. Johnson
                                         ------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                TRU VUE, INC.


                                By: /s/ Gary R. Johnson
                                   -------------------------------------

                                   Name: Gary R. Johnson

                                   Title:  Vice President, Treasurer

                                HARMON GLASS COMPANY

                                (On behalf of itself and as successor by merger to The Glass Depot, Inc., The Glass Depot of NY, Inc., American Management Group and Dover Glass Company)


                                By: /s/ Gary R. Johnson
                                   -------------------------------------

                                   Name: Gary R. Johnson

                                   Title:  Vice President, Treasurer

                                THE BANK OF NEW YORK, as Agent for the
                                Guaranteed Creditors in the Subsidiary Guaranty Agreement


                                By: /s/ Joseph F. Murphy
                                   -------------------------------------

                                   Name: Joseph F. Murphy

                                   Title: Vice President, Central Division Head

                    [CONTRIBUTION AGREEMENT SIGNATURE PAGES]


                                      APOGEE ENTERPRISES, INC.


                                      By: /s/  Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      HARMON, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      VIRACON/CURVLITE, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      APOGEE WAUSAU GROUP, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      VIRACON, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      VIRATEC THIN FILMS, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      TRU VUE, INC.


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                      HARMON GLASS COMPANY
                                      (On behalf of itself and as successor by merger to The Glass Depot, Inc., The Glass Depot of NY, Inc., American Management Group and Dover Glass Company)


                                      By: /s/ Gary R. Johnson
                                         -------------------------------------

                                         Name: Gary R. Johnson

                                         Title:  Vice President, Treasurer

                                                                       Exhibit A

                                     RECEIPT

       THE BANK OF NEW YORK, as Administrative Agent (the "Administrative Agent") under the Credit Agreement, dated as of May 21, 1998 (the "Credit Agreement"), by and among Apogee Enterprises, Inc., a Minnesota corporation (the "Borrower"), each of the lenders party to such Agreement (collectively, the "Lenders"), and The Bank of New York, as letter of credit issuer, administrative agent for the Lenders and swing line lender, hereby acknowledges that it has received payment of the sum of $______________ in same day or immediately available funds, representing payment in full of all outstanding principal of Loans, together with all interest accrued thereon through the date hereof due under the Credit Agreement on the date hereof, and all accrued and unpaid fees under the Credit Agreement.

       The Administrative Agent executes this Receipt on behalf of all of the Lenders in the Credit Agreement and will forthwith disburse such funds to the appropriate Lenders in repayment of Loans made by them, together with the proportionate share of interest unpaid and accrued thereon, and in payment for accrued and unpaid fees due as of the Commitment Termination Date under the Credit Agreement.

                                THE BANK OF NEW YORK, as Administrative Agent, on behalf of the Lenders in the Credit Agreement


                                By:  /s/ Joseph F. Murphy
                                   --------------------------------------

                                    Name: Joseph F. Murphy

                                    Title: Vice President, Central Division Head